Exhibit 10.18

EXECUTION COPY

RECEIVABLES FINANCING AGREEMENT

dated as of April 1, 2005

among

CAR FUNDING, INC.,

as Borrower

CAR FINANCIAL SERVICES, INC.,

individually and as Seller and Custodian

CONSUMER AUTO RECEIVABLES SERVICING, LLC,

individually and as Servicer

COMPUCREDIT CORPORATION,

as Guarantor

THE LENDERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Agent

THE OTHER AGENTS PARTIES HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Backup Servicer

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Administrative Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

***Represents material deleted per the Company's request for Confidential Treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

RECEIVABLES FINANCING AGREEMENT

THIS RECEIVABLES FINANCING AGREEMENT is made and entered into as of April 1, 2005, among CAR FUNDING, INC., a Nevada corporation (the “Borrower”), CAR FINANCIAL SERVICES, INC., a Georgia corporation, in its individual capacity (“CAR”) and as the seller (in such capacity, the “Seller”), CONSUMER AUTO RECEIVABLES SERVICING, LLC, a Georgia limited liability company, in its individual capacity (“CAR Servicing”) and as servicer (in such capacity, the “Servicer”) and as custodian (in such capacity, the “Custodian”), COMPUCREDIT CORPORATION, a Georgia corporation, in its individual capacity (“CCRT”) and as guarantor (in such capacity, the “Guarantor”), each NONCOMMITTED LENDER (as hereinafter defined) from time to time party hereto, each COMMITTED LENDER (as hereinafter defined) from time to time party hereto, the AGENTS for the Lender Groups from time to time parties hereto (each such party, together with their respective successors in such capacity, an “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as backup servicer (in such capacity, the “Backup Servicer”), DEUTSCHE BANK AG, NEW YORK BRANCH, the New York Branch of a German bank, as administrative agent (together with its successors in such capacity, the “Administrative Agent”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (together with its successors in such capacity, the “Collateral Agent”).

BACKGROUND

1.                                       The Borrower desires that the Lenders (as hereinafter defined) extend financing to the Borrower on the terms and conditions set forth herein.

2.                                       The Lenders are willing to provide such financing on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

DEFINITIONS

Defined Terms.  Terms used in this Agreement which are defined in Annex I hereto shall have the meanings specified in such Annex I (unless otherwise defined herein).

Other Definitional Provisions.  6.  Unless otherwise specified therein, all terms defined in Annex I shall have the meanings as so defined when used in the Notes or in any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

Each term defined in the singular form in Annex I or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Annex I shall mean the singular thereof when the singular form of such term is used herein or therein.

The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property and Proceeds.

For the avoidance of doubt, on each date on which the Aggregate Eligible Receivables Balance or the Borrowing Base is required to be calculated by the Borrower, the Servicer, the Lenders or the Agents hereunder, the eligibility of each of the Transferred Receivables shall be redetermined as of such calculation date and, as a consequence thereof, Contracts that were Eligible Receivables on the related Closing Date may be excluded from the Aggregate Eligible Receivables Balance or the Borrowing Base on the date of calculation.

THE FACILITY, ADVANCE PROCEDURES AND NOTE

Facility.  On the terms and subject to the conditions set forth in this Agreement, each Noncommitted Lender may, in its sole discretion, make Advances (to the extent of its Available Commitment Amount) to the Borrower on a revolving basis from time to time during the period commencing on the Effective Date and ending on the Facility Termination Date, in each case in such amounts as may be requested by the Borrower pursuant to Section 2.2.  If on any day there shall be more than one Noncommitted Lender, any Advance requested by the Borrower on such day shall be allocated among the Noncommitted Lenders pro rata on the basis of their respective Noncommitted Percentages and each Noncommitted Lender may, in its sole and absolute discretion, determine whether to make an Advance in its allocated amount.  If a Noncommitted Lender elects not to make a requested Advance, each of the Committed Lenders with respect to such Noncommitted Lender shall make Advances (in an aggregate amount equal to the requested Advance) to the Borrower (to the extent of the unutilized Commitment of each such Committed Lender and pro rata among such Committed Lenders in accordance with their respective Adjusted Commitment Percentages) on a revolving basis from time to time during the period commencing on the Effective Date and ending on the Facility Termination Date.  The lending arrangement made available to the Borrower pursuant to the preceding sentences of this Section 2.1 is herein called the “Facility”.  The aggregate principal amount of all Advances from time to time outstanding hereunder shall not exceed the lesser of (a) the Facility Limit and (b) the Borrowing Base.  In addition, under no circumstances shall any Lender make any Advance if after giving effect thereto the aggregate outstanding principal balance of all Advances owing to such Lender would exceed (i) if such Lender is a Noncommitted Lender, its Maximum Loan Amount or (ii) if such Lender is a Committed Lender, its applicable Commitment less its Adjusted Commitment Percentage of the outstanding principal balance of all Advances owing to its Noncommitted Lender.  The Committed Lenders may not reduce their respective Commitments during the term of this Agreement other than as expressly provided under Section 2.5.  Within the limits of the Facility, the Borrower may borrow, prepay and reborrow under this Section 2.1.  No additional Advances may be made if the Backup Servicer shall be acting as Servicer.

Advance Procedures.  The Borrower may request an Advance hereunder by giving notice to the Administrative Agent of a proposed Advance not later than 1:00 P.M., New York time, two Business Days prior to the proposed date of such Advance.  Each such notice (herein called an “Advance Request”) shall be in the form of Exhibit A and shall include the date and amount of such proposed Advance and the Schedule of Receivables setting forth the information required therein with respect to the Receivables, if any, to be acquired by the Borrower on the date such Advance is requested to be made.  No more than three Advance Requests may be made in any calendar week.  Any Advance Request given by the Borrower pursuant to this Section 2.2 shall be irrevocable and binding on the

Borrower.  The Administrative Agent shall promptly forward a copy of each Advance Request received by it to each Agent and each Lender.  The Administrative Agent, in its capacity as such, shall have no obligation to lend funds hereunder.

Each Noncommitted Lender shall notify the Agent for its Lender Group by 10:00 a.m., New York City time, on the applicable requested date of Advance whether it has elected to make the Advance requested of it pursuant to the preceding paragraph.  In the event that a Noncommitted Lender shall not have timely provided such notice, such Noncommitted Lender shall be deemed to have elected not to make such Advance.  Such Agent shall notify each Committed Lender for such Noncommitted Lender on or prior to 11:00 a.m., New York City time, on the applicable requested date of Advance if such Noncommitted Lender has not elected to advance its entire Noncommitted Percentage of the Advance requested, which notice shall specify (i) the identity of such Noncommitted Lender, (ii) the portion of the Advance which such Noncommitted Lender has not elected to advance as provided above, and (iii) the respective Adjusted Commitment Percentages of such Committed Lenders on such requested date of Advance (as determined by such Agent in good faith; for purposes of such determination, such Agent shall be entitled to rely conclusively on the most recent information provided by such Noncommitted Lender).  Subject to receiving such notice and to the satisfaction of the applicable conditions set forth in Article VII hereof, each of such Noncommitted Lender’s Committed Lenders shall make an Advance on the applicable requested date of Advance in an amount equal to its Adjusted Commitment Percentage of the portion of the Advance which such Noncommitted Lender has not elected to advance.

Funding.  Subject to the satisfaction, in the reasonable determination of the Lenders, of the conditions precedent set forth in Article VII with respect to such Advance, each Lender’s portion of the requested Advance payable pursuant to Section 2.2 of this Agreement shall be made available to the Administrative Agent at or prior to 2:00 p.m., New York City time, on the requested date of Advance, by deposit of immediately available funds to the Administrative Agent’s Account.  Subject to the satisfaction, in the reasonable determination of the Lenders, of the conditions precedent set forth in Article VII with respect to such Advance (as evidenced by the advancing of such funds by the Lenders) and the Administrative Agent’s receipt of such funds, the Administrative Agent shall make the proceeds of such requested Advance available as follows: first, to the extent Borrower is required pursuant to Section 11.6 hereof to fund the Cap Funding Reserve Account and the amount on deposit in the Cap Funding Reserve Account is less than the Cap Funding Reserve Account Requirement (computed after giving effect to the proposed Advance and to the transfer to the Borrower of any Receivables and Dealer Transaction Rights to be transferred to it by the Seller on such date) on the proposed date of the Advance, an amount equal to such deficiency shall be deposited in the Cap Funding Reserve Account; second, to pay any upfront cost of acquiring any Interest Rate Cap; third, to pay any fees and expenses due to the Lenders or the Agents on the date of such Advance; and fourth, all amounts of the proposed Advance in excess of the amounts distributed pursuant to first, second and third above shall be made available to the Borrower by deposit to such account as may be designated by the Borrower (in a written notice received by the Administrative Agent at least one Business Day prior to the date of such Advance) in immediately available funds no later than 3:00 p.m., New York City time, on the date of such Advance.

In the event that notwithstanding the fulfillment of the applicable conditions set forth in Article VII hereof with respect to an Advance, a Noncommitted Lender elected to make an Advance but failed to make its portion thereof available to the Administrative Agent when required pursuant to the preceding paragraph, such Noncommitted Lender shall be deemed to have rescinded its election to make such Advance, and neither the Borrower nor any other party shall have any claim against such Noncommitted Lender by reason of its failure to timely make such Advance.  In any such case, the Administrative Agent shall give notice of such failure not later than 2:30 p.m., New York City time, on the requested date of Advance to each Committed Lender for such Noncommitted Lender and to the Agent for its Lender Group, the Borrower and the Servicer, which notice shall specify (i) the identity of such Noncommitted Lender, (ii) the amount of the Advance which it had elected but failed to make and (iii) the respective Adjusted Commitment Percentages of such Committed Lenders on such date (as determined by the related Agent).  Subject to receiving such notice, each of such Noncommitted Lender’s Committed Lenders shall lend a portion of the requested Advance in an amount equal to its Adjusted Commitment Percentage of the amount described in clause (ii) above at or before 4:00 p.m., New York City time, on such date and otherwise in accordance with this Section 2.3.  Subject to the Administrative Agent’s receipt of such funds, the Administrative Agent will not later than 5:00 p.m., New York City time, on such date make such funds available by depositing same in the appropriate account in accordance with the provisions of the preceding paragraph.

Notes.  All Advances by the Lenders in a Lender Group shall be further evidenced by a Note, executed by the Borrower, with appropriate insertions, payable to the order of the Agent for such Lender Group.  The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at such Agent’s option, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon; provided, however, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Reductions of Commitments.

At any time the Borrower may, upon at least five Business Days’ prior written notice to the Administrative Agent, reduce the Facility Limit in whole or in part.  Each partial reduction shall be in an aggregate amount of $5,000,000 or integral multiples of $5,000,000 in excess thereof (or such other amount requested by the Borrower to which the Administrative Agent consents).  Reductions of the aggregate Commitments pursuant to this subsection 2.5(a) of this Agreement shall be allocated (i) to the Maximum Loan Amount of each Noncommitted Lender, pro rata based on the Noncommitted Percentage represented by such Maximum Loan Amount, and (ii) to the aggregate Commitments of Committed Lenders for each Noncommitted Lender pro rata based on their respective Adjusted Commitment Percentages.  The Administrative Agent shall promptly deliver a copy of any such notice to each Agent and each Lender.  The Borrower shall repay the unpaid principal amount of the Advances to the extent they exceed the Facility Limit after giving effect to such reduction.

On the Facility Termination Date, the Commitment of each Lender shall be automatically reduced to zero.

The Borrower will give the Collateral Agent written notice of any termination of the Commitments or reduction of the Commitments to zero pursuant to Section 2.5(a) or as a result of the occurrence of the Facility Termination Date within two Business Days of such termination, reduction or occurrence.

Repayments and Prepayments.  The Borrower shall repay in full the unpaid principal amount of each Advance on the Scheduled Facility Termination Date.  Prior thereto, the Borrower:

may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Advance; provided, however, that all such voluntary prepayments shall require at least three Business Days’ prior written notice to the Administrative Agent; and all such voluntary partial prepayments shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof or, if less than $5,000,000, the entire outstanding principal amount of any Advances;

shall, on any Distribution Date, any date an Advance is made or any date upon which the Collateral Agent distributes Excess Funds from the Collection Account on which the outstanding amount of Advances exceeds the Borrowing Base, make a prepayment of the Advances in an amount equal to such excess;

shall, immediately upon any acceleration of the maturity date of any Advance pursuant to Section 14.3, repay all Advances, unless, pursuant to Section 14.3(a), only a portion of all Advances is so accelerated, in which event the Borrower shall repay the accelerated portion of the Advances; and

shall, on the date the Borrower receives any net proceeds from any Take-Out Securitization, make a prepayment of the Advances in an amount substantially equal to such net proceeds or, if less, the total outstanding amount of Advances.

Each such prepayment shall be subject to the payment of any amounts required by Section 6.2 resulting from a prepayment or payment of an Advance prior to the end of the Fixed Period with respect thereto.

Extension of Facility.  The Borrower may request (in a written notice delivered to the Administrative Agent, on or prior to the 30th calendar day, but not earlier than the 90th calendar day, prior to each Scheduled Facility Termination Date) that the Lenders extend the Scheduled Facility Termination Date for successive periods of 364 days.  The Scheduled Facility Termination Date shall be extended accordingly if the Administrative Agent (acting pursuant to the instructions of all the Lenders, which instructions may be given or withheld in their sole and absolute discretion) notifies the Borrower that the then-current Scheduled Facility Termination Date shall be so extended for a period of 364 days.  If any Lender instructs the Administrative Agent not to extend such date, or fails to give the Administrative Agent any instruction with respect to any such request, the Administrative Agent shall notify the Borrower that the Lenders have declined the request of the Borrower and the Scheduled Facility Termination Date shall not be so extended.  If no such notice is received by the Borrower by the close of business on the 15th calendar day prior to the then-current Scheduled Facility Termination Date, the Lenders shall be deemed to have declined the request of the Borrower.  If the request is declined, the Borrower may request that the Administrative Agent promptly advise the Borrower of the Lenders that agreed to the extension request and may, by the close of business on or before the 10th calendar day prior to the then-current Scheduled Facility Termination Date, request that one or more of the Lenders consenting to the extension request or any Investor acquire and assume all or a ratable part of each non-consenting Lender Commitment.  Upon notice from the Administrative Agent that each non-consenting Lender has assigned its interest in its Advances and its Commitment to another Lender or Investor, on or before the close of business on the 5th calendar day prior to the then-current Scheduled Facility Termination Date, the Lenders shall be deemed to have accepted the request of the Borrower that the Scheduled Facility Termination Date be so extended.  If no such notice is received, or if the Borrower does not timely request that the Administrative Agent solicit replacement of each the non-consenting Lender, the Lenders shall be deemed to have declined the request and the Scheduled Facility Termination Date shall not be so extended.  The Borrower will give the Collateral Agent written notice of any extension of Scheduled Facility Termination Date within two Business Days of such extension.

YIELD, FEES, ETC.

Yield.  The Borrower hereby promises to pay Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the date of such Advance until such Advance is paid in full.  No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.

Yield Payment Dates.  Yield accrued on Advances shall be payable, without duplication:

as to each Advance on the Facility Termination Date;

as to any payment or prepayment, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance, but only on the portion of the Advance so paid or prepaid; and

as to each Advance, on each Distribution Date; provided that Yield relating to such Advance may also be payable, at the option of the Borrower, on an Interim Distribution Date selected (upon not less than three Business Days’ prior written notice to the Administrative Agent) by the Borrower.

Yield Calculation.  (a) Interest shall accrue on the Advances during each Accrual Period at the following rates:

Each Noncommitted Lender’s portion of each Advance shall bear interest on each day during each Accrual Period at a rate per annum equal to such Noncommitted Lender’s Commercial Paper Rate for such day, except as otherwise provided in clause (ii) below.

If and to the extent that, and only for so long as, a Noncommitted Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Noncommitted Lender), including by reason of market conditions or by reason of insufficient availability under any of its Support Facilities or the downgrading of any of its Support Parties, upon notice from such Noncommitted

Lender to the Agent for its Lender Group and the Administrative Agent, such Noncommitted Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternative Rate, rather than as otherwise determined pursuant to clause (i) above.

Each Committed Lender’s portion of each Advance shall bear interest for each Accrual Period at a rate per annum equal to the Alternative Rate.

Notwithstanding clauses (i), (ii) and (iii) above, during the period any principal amount of any Advance is due and payable (whether on the Facility Termination Date, upon acceleration or otherwise) or during the period any other monetary obligation of the Borrower or the Servicer (only if CAR, CAR Servicing or an Affiliate of CAR is the Servicer) arising under this Agreement shall become due and payable, the Borrower or the Servicer (only if CAR, CAR Servicing or an Affiliate of CAR is the Servicer), as the case may be, shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing Yield) Yield (after as well as before judgment) on such amounts, payable on demand, at a rate per annum equal to the Default Rate.

If (A) the consolidation of the assets and liabilities of a Noncommitted Lender which is a Structured Lender on the balance sheet of an administrator, manager, credit or liquidity enhancer or similar party with respect to such Lender or any Affiliate of such administrator, manager, credit or liquidity enhancer or similar party (each, an “SL Affected Party”) shall be required, or capital shall be required to be maintained with respect thereto under any capital requirements as if such assets were owned by such SL Affected Party, by the Securities and Exchange Commission, any banking regulatory authority or any other domestic or foreign governmental authority having jurisdiction over such SL Affected Party, or (B) the independent auditors for a SL Affected Party shall have advised such SL Affected Party in writing that in their opinion such consolidation is required under GAAP or applicable law, rule or regulations, then, upon notice by such Lender to the Borrower and the related Agent, such Lender’s Advances shall bear interest at a rate per annum equal to the Alternative Rate, rather than as otherwise determined pursuant to clause (a) above.

Fees.  The Borrower agrees to pay to the Administrative Agent, on behalf of itself, the Agents, the Support Parties and the Lenders, certain fees in the amounts and on the dates set forth in the letter agreement among the Administrative Agent, the Borrower and CAR, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the “Fee Letter”).  Fees accrued on each Advance shall be payable, without duplication, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance.

Computation of Yield and Fees.  All Yield and Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield or fee is payable over a year comprised of 360 days (or, in the case of Yield on an Advance bearing Yield on the basis of the Alternate Base Rate, 365 days or, if appropriate, 366 days).  The Agent for each Lender Group shall notify the Administrative Agent, the Borrower and the Servicer of the Yield and Fees accrued one Business Day prior to each Distribution Date and from time to time upon request of the Administrative Agent, the Borrower or Servicer.

GUARANTY

Guaranty of Payment.  The Guarantor hereby guarantees to the Administrative Agent (on behalf of itself, the Collateral Agent, the Agents and the Lenders) the payment of all payment and performance obligations of the Servicer (so long as the Servicer is CAR, CAR Servicing or an Affiliate thereof) to the Administrative Agent, the Collateral Agent, each Agent, and each of the Lenders under the Sale and Servicing Agreement or this Agreement, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (collectively, the “Guaranteed Obligations”).  The guaranty provided hereunder is an absolute, unconditional and irrevocable guaranty of the full and punctual payment and performance of the Guaranteed Obligations (and not of their collectibility only) and is in no way conditioned upon any requirement that the Administrative Agent, any Agent or any Lender first attempt to collect or enforce any of the Guaranteed Obligations from or against the Servicer or resort to any security or other means of obtaining their payment or performance.  Should the Servicer default in the payment or performance of any of the Guaranteed Obligations, the obligations of the Guarantor hereunder with respect to such default shall become immediately due and payable, without demand or notice by the Administrative Agent.  Payments by the Guarantor hereunder may be required by the Administrative Agent (on behalf of itself, the Collateral Agent, the Agents and the Lenders), acting at the direction of the Required Lenders, on any number of occasions.

Agreement to Pay Expenses.  The Guarantor agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Administrative Agent in connection with enforcement of the obligations of the Guarantor under this Article IV together with interest accrued thereon from the time such amounts become due until payment, at the Default Rate in effect from time to time; provided that, if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

Unenforceability of Guaranteed Obligations Against the Servicer.  If for any reason the Servicer has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from the Servicer by operation of law or for any other reason, the guaranty and the primary obligation provided under this Article IV shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guaranteed Obligations.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Servicer, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation (including this Agreement) shall be immediately due and payable by the Guarantor.

Waiver of Subrogation.  Until the termination hereof and the payment in full of all Guaranteed Obligations and payment in full of the principal of, and interest on, the Advances, the Guarantor (a) shall not exercise any rights against the Servicer arising as a result of payment or performance by the Guarantor under this Article IV, by way of subrogation or otherwise; (b) will not prove any claim in competition with the Administrative Agent, the Collateral Agent, the Agents or the Lenders in respect of any payment or performance hereunder in bankruptcy or insolvency proceedings of any nature; (c) will not claim any set-off or counterclaim against the Servicer in respect of any liability of the Guarantor to such Person; and (d) waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent, the Collateral Agent, the Agents or the Lenders.

Subordination.  The payment of any amounts due with respect to any Indebtedness of the Servicer now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Guaranteed Obligations, provided that so long as no default in the payment of the Guaranteed Obligations has occurred and is continuing and no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing, and no undisputed demand for payment of any of the Guaranteed Obligations has been made that remains unsatisfied, the Servicer may make, and the Guarantor may demand and accept, any payments of principal of and interest on such subordinated Indebtedness in the amounts, at the rates and on the dates as specified in such instruments, securities or other writings as shall evidence such subordinated Indebtedness.  The Guarantor agrees that after the occurrence and during the continuation of any default in the payment of the Guaranteed Obligations or a Facility Termination Event or Unmatured Facility Termination Event, the Guarantor will not demand, sue for or otherwise attempt to collect any such Indebtedness of the Servicer to the Guarantor until the Guaranteed Obligations shall have been paid in full.  If, notwithstanding the foregoing sentence, the Guarantor shall in breach of this Section, collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Administrative Agent, the Collateral Agent, the Agents and the Lenders and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantor under this Article IV.

Waivers by Guarantor.  The Guarantor agrees that the Guaranteed Obligations will be paid strictly in accordance with their respective terms.  To the extent permitted by applicable law, the Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Servicer, and all suretyship defenses generally.  Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations and agrees that the Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent, the Collateral Agent, any Agent or any of the Lenders to assert any claim or demand or to enforce any right or remedy against the Servicer; (ii) any extensions or renewals of any of the Guaranteed Obligations; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, including, without limitation, the Transaction Documents; (iv) the substitution or release of any entity primarily or secondarily liable for any obligation of the Servicer under this Agreement or the other Transaction Documents; (v) the adequacy of any rights the Agents, the Lenders, the Administrative Agent or the Collateral Agent may have against any collateral or other means of obtaining repayment of the Guaranteed Obligations; (vi) the impairment of any collateral securing the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights the Administrative Agent, the Collateral Agent, the Agents or the Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

PAYMENTS; TAXES

Making of Payments; Taxes.  7.  Subject to, and in accordance with, the provisions hereof, all payments of principal of, or Yield on, the Advances and of all Fees and other amounts shall be made by the Borrower no later than 2:00 p.m., New York time, on the day when due in lawful money of the United States of America in immediately available funds to the Administrative Agent, at its account (account number –10-598524-0008 (account name – Nantucket Funding Corp., LLC) maintained at the office of Deutsche Bank AG, New York Branch, New York, New York (ABA # 026-003-780), reference:  CAR Funding Inc., with telephone notice (including wire number) to the Administrative Agent (telephone number 212-474-7737)), or such other account as the Administrative Agent shall designate in writing to the Borrower (the “Administrative Agent’s Account”).  Payments received by the Administrative Agent after 2:00 p.m., New York time, on any day will be deemed to have been received by the Administrative Agent on its next following Business Day.  The Administrative Agent shall, upon receipt of such payments, promptly remit such payments (in the same type of funds received by the Administrative Agent) to the Agent for each Lender Group pro rata among the Lender Groups on the basis of the respective amounts owing to such Lender Groups of the Obligations to which such payments relate.  Each Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by such Agent as provided herein.  Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances.  Payments of Yield shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest due and payable to them, determined as provided above in Section 3.3(a).  Payments of the “Usage Fee” (as defined in the Fee Letter) shall be allocated and paid to Lenders pro rata based upon their respective principal interests in the Advances for the applicable Accrual Period.  Payments of the “Program Fee” (as defined in the Fee Letter) shall be allocated and paid to the Agent for each Lender Group pro rata based on the aggregate Commitments of the Lenders in such Lender Group.  Each Lender in a Lender Group shall be entitled to receive the share of the Program Fee allocated to such Lender Group as may be agreed upon from time to time between such Lender and the Agent for such Lender Group.

All payments described in Section 5.1(a) and all other payments made by or on behalf of the Borrower, the Seller, CAR, the Guarantor or the Servicer (so long as CAR, CAR Servicing or an Affiliate of CAR is the Servicer) to the Administrative Agent for the benefit of itself or any Affected Person or the Lenders or to any Affected Person directly under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body (excluding (i) taxes imposed on the net income of the Administrative Agent or Affected Person, however denominated, and (ii) franchise taxes imposed on the net income of the Administrative Agent or Affected Person in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Administrative Agent or such Affected Person or its applicable lending office is organized or located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, such Affected Person or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, “Taxes”).  If any such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Affected Person hereunder or under any other Transaction Document, the amounts so payable to the Administrative Agent or such Affected Person shall be increased to the extent necessary to yield to the Administrative Agent or such Affected Person (after payment of all Taxes) all amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents.  The Borrower (or the party required to “gross-up” the applicable payment) shall indemnify the Administrative Agent or such Affected Person for the full amount of any such Taxes on the first Settlement Date occurring at least 10 Business Days after the date of written demand therefor by the Administrative Agent or Affected Person and delivery to the Borrower (or the party required to “gross-up” the applicable payment) of the written statement setting forth the legal basis for the Taxes, the amount of the Taxes and the calculation thereof; provided that no Person shall be indemnified pursuant to this Section 5.1(b) to the extent the reason for such indemnification relates to, or arises from, the failure by such Person to comply with the provisions of Section 5.1(c).

Each Affected Person that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

prior to becoming a party to, or acquiring an interest in, any Transaction Document or Support Facility (if not a party to a Transaction Document), deliver to the Borrower and the Administrative Agent (A) two duly completed copies of Form W-8ECI, Form W-8BEN or Form W-8IMY, or successor applicable forms, as the case may be, and (B) an IRS Form W-9, or successor applicable form, as the case may be; and

deliver to the Borrower and the Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent;

Each such Affected Person so organized shall certify (a) in the case of a Form W-8ECI, Form W-8BEN or Form W-8IMY, that it is entitled to receive payments under the this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (b) in the case of an IRS Form W-9, that it is entitled to a complete exemption from United States backup withholding tax.  Each Person that desires to become an additional party to a Support Facility, shall, prior to the effectiveness of such addition, be required to provide all of the forms and certifications required pursuant to this Section 5.1(c) unless such Person has previously delivered such forms in its capacity as a party to a Transaction Document and such forms have not expired or become obsolete.  Failure of any Affected Person to comply with this clause (c) shall result in the Borrower having no obligation to gross-up for Taxes pursuant to clause (b) of this Section.

Application of Certain Payments.  Each payment of principal of the Advances shall be applied to such Advances as the Borrower shall direct or, in the absence of such direction or during the existence of a Facility Termination Event or after the Facility Termination Date, as the Required Lenders shall determine, in their discretion.

Due Date Extension.  If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield and Fees shall accrue and be payable for the period of such extension at the rate applicable to such Advance.

INCREASED COSTS, ETC.

Increased Costs.  If due to the introduction of or any change in or in the interpretation of any law or regulation occurring or issued after the date hereof, any Lender or other Investor, any Support Party, or any Person controlling any thereof (each an “Affected Person”) determines that compliance with any law or regulation or any guideline or request from any central bank or other Official Body (whether or not having the force of law) shall impose, modify or deem applicable any reserve requirement imposed by the Board of Governors of the Federal Reserve System (but excluding any reserve requirement, if any, included on the determination of Yield), special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by such Affected Party, and the result of any of the foregoing is to increase the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of its obligations or Commitments hereunder or with respect hereto or to the funding thereof (other than any increase in cost resulting solely from a consolidation event described in Section 3.3(b)

but only if the Borrower is liable for the payment of the increased rate of interest under such Section 3.3(b)), then, upon demand by such Affected Person (with a copy to the Administrative Agent) (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the determination that the increase in capital is allocable to the existence of its obligations or Commitments hereunder and, in reasonable detail, the calculations of the amount being claimed), the Borrower agrees to pay to the Administrative Agent, for the account of such Affected Person (as a third-party beneficiary), on the Distribution Date following the date on which such Affected Person provides notice of such event to the Borrower and the Servicer (provided that such notice is accompanied by the statement described above in this Section 6.1 and is delivered on or prior to the fifth Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date), subject to and in accordance with the priorities set forth in Section 9.5, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such obligations, commitments or fundings.  The calculations set forth in such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.  Any Affected Person claiming any additional amounts payable pursuant to this Section 6.1 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different office or branch of such Affected Person as its lending office or take such other actions if the making of such a designation or taking of such other actions would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Affected Person, be otherwise disadvantageous to such Affected Person.

Funding Losses.  The Borrower hereby agrees that upon demand by any Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the calculations of the amount being claimed) it will indemnify such Affected Person against any net loss or expense which such Affected Person or incurs (including, without limitation, any net loss or expense incurred by reason of or resulting from interest to accrue on the related commercial paper after the date of any failed borrowing, payment or prepayment of an Advance or from the termination of related hedging arrangements, the liquidation or reemployment of deposits or other funds acquired by such Affected Person to fund or maintain any Advance to the Borrower), as reasonably determined by such Affected Person, as a result of any failure by the Borrower to borrow an Advance on the date specified therefor in an Advance Request (other than due to a default by a Lender) or as a result of any payment or prepayment (including any mandatory prepayment) of any Advance on a date other than the last day of the Fixed Period for such Advance.  The calculations set forth in such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

Replacement of Affected Person.  Upon the receipt by the Borrower of a claim for reimbursement or compensation under Section 6.1 hereof by an Affected Person, if payment thereof shall not be waived by such Affected Person, or upon receipt of notice pursuant to Section 3.3(a)(ii) from any Noncommitted Lender or upon receipt by the Borrower of any notice by a Lender pursuant to Section 3.3(b), the Borrower may (a) request such Affected Person or the Lender that has assigned an interest in its Advances to such Affected Person to use reasonable efforts to assist the Borrower in its attempt to obtain a replacement bank, financial institution or Structured Lender, as applicable, satisfactory to the Borrower (in the case of a replacement Lender), to acquire and assume all or a ratable part of such Affected Person’s Commitment, or (b) request one or more of the other Lenders or Investors to acquire and assume all or a part of such Affected Person’s Commitment.  Upon notice from the Borrower, such Affected Person shall, or the Lender that has assigned an interest in its Advances to such Affected Person shall cause such Affected Person to, assign, without recourse, its commitment to make Advances, its outstanding Advances or interests therein and its other rights and obligations (if any) hereunder, or a ratable share thereof, to the replacement bank, financial institution or Structured Lender designated by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed) for a purchase price equal to the sum of the principal amount of the Advances or interests therein so assigned, all accrued and unpaid Yield thereon and any other amounts (including Fees and any amounts owing under this Article VI) to which such Affected Person is entitled hereunder; provided, that the Borrower shall provide such Affected Person with an Officer’s Certificate of CAR stating that such replacement bank, financial institution or Structured Lender has advised the Borrower that it is not subject to, or has agreed not to seek, such increased amount.

EFFECTIVENESS; CONDITIONS TO ADVANCES

Effectiveness.  This Agreement shall become effective on the first day (the “Effective Date”) on which the Administrative Agent, on behalf of the Agents and the Lenders, shall have received the following, each in form and substance satisfactory to each Agent:

Agreement.  This Agreement executed by each party thereto;

Notes.  For each Lender Group, a Note duly completed and executed by the Borrower and payable to the Agent for such Lender Group;

Fee Letter.  The Fee Letter, duly executed and delivered by the parties thereto, and evidence that all amounts required to be paid on the Effective Date thereunder shall have been paid;

Transaction Documents.  Executed counterparts of each of the other Transaction Documents, the Backup Servicer Fee Letter and the Collateral Agent Fee Letter, duly executed by each of the parties thereto;

Resolutions.  A copy of the resolutions of the Board of Directors (or similar items) of each of the Borrower, the Servicer and the Seller approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

Charters.  The Articles of Incorporation or certificate of organization of each of the Borrower, the Servicer and the Seller certified by the Secretary of State of its jurisdiction of organization; and a certified copy of the Borrower’s, the Servicer’s and the Seller’s by-laws, limited liability company agreement or the equivalent;

Good Standing Certificates.  Good Standing Certificates for each of the Borrower, the Seller, and the Servicer issued by the applicable Official Body of its jurisdiction of organization;

Incumbency.  A certificate of the Secretary or Assistant Secretary of each of the Borrower, the Servicer and the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

Filings.  Acknowledgment copies of proper Financing Statements, as may be necessary under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Borrower Collateral in which an interest may be pledged hereunder;

Searches.  Copies of UCC financing statement lien searches certified by a party reasonably acceptable to each Agent), dated a date reasonably near to the date of the initial Advance, listing all effective financing statements which name the Borrower or CAR (under their respective present names and any previous names) as debtor and which are filed in the jurisdictions in which filings were made pursuant to Section 7.1(i), together with copies of such financing statements;

Opinions.  Legal opinions of counsel for the Collateral Agent and the Backup Servicer in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent shall reasonably request, and legal opinions of Troutman Sanders LLP, special counsel for the Borrower, CCRT, CAR and CAR Servicing, as to (i) the true sale of the Dealer Transaction Rights conveyed pursuant to the Sale and Servicing Agreement, (ii) UCC creation, perfection and, where appropriate, priority opinions as to the security interest in Dealer Transaction Rights (and assuming such right constitutes a “payment intangible” under the UCC) and in the Borrower Collateral, to the extent a security interest in such Collateral can be perfected by the filing of a financing statement under the UCC as in effect in the State of Georgia or Nevada, as applicable, (iii) enforceability of the Sale and Servicing Agreement against the Borrower, CAR and CAR Servicing, and of this Agreement and the related Transaction Documents against the Borrower, CAR, CAR Servicing and CCRT, (iv) non-consolidation under federal bankruptcy law as to the Borrower, on the one hand, and CCRT, CAR, CARS Acquisition and CAR Servicing, on the other hand and(v) general corporate matters, each in form and substance reasonably satisfactory to the Administrative Agent;

Commercial Paper Ratings.  Evidence reasonably satisfactory to each initial Lender (e.g. ratings letters) that is a Structured Lender that its acquisition of Notes and the making of Advances hereunder will not result in a reduction or withdrawal of the rating of its commercial paper notes by Moody’s, Standard & Poor’s or any other nationally recognized rating agency rating its commercial paper notes;

Transition Servicing Agreement.  A transition servicing agreement among Wells Fargo Financial America, Inc., the Predecessors in Interest and CARS Acquisition in form and substance acceptable to the Administrative Agent;

Payment of Fees.  Evidence that all fees payable on or prior to the Effective Date pursuant to the Fee Letter have been paid in full; and

PATRIOT Act.  All satisfactory information deemed necessary or desirable by the Administrative Agent with respect to the Borrower, CAR, the Servicer and CCRT in order for the Administrative Agent, the Agents and the Lenders to comply fully with their obligations under law, including without limitation, under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA PATRIOT Act, as amended from time to time (including all regulations promulgated thereunder).

All Advances.  The making of each Advance (including the initial Advance) is subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

No Facility Termination Event, etc.  Each of the Transaction Documents shall be in full force and effect and (i) no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing or will result from the making of such Advance, (ii) the representations and warranties of the Borrower, the Servicer and the Seller contained herein are true and correct in all material respects as of the date of such requested Advance, with the same effect as though made on the date of (and after giving effect to) such Advance (except to the extent (A) such representation and warranties specifically relate to an earlier date or (B) such representations and warranties become untrue by reason of events or conditions otherwise permitted under the Transaction Documents), (iii) after giving effect to such Advance, the aggregate outstanding principal balance of the Advances hereunder will not exceed the lesser of the Facility Limit and the Borrowing Base and (iv) the Backup Servicer shall not have been appointed as successor Servicer;

Advance Request, etc.  The Administrative Agent shall have received the Advance Request for such Advance (including a certification that the conditions described in subsections 7.2(a) through 7.2(h) have been satisfied with respect thereto) in accordance with Section 2.2, together with all items required to be delivered in connection therewith;

Facility Termination Date.  The Facility Termination Date shall not have occurred;

Minimum Advance Amount.  The amount of such Advance is not less than $1,000,000;

Custodial Receipt.  The Administrative Agent and the Collateral Agent shall have received a duly completed and executed Custodial Receipt in respect of each Transferred Receivable identified in the related Schedule of Contracts or Schedule of Subsequent Contracts, as the case may be, if any, delivered since the date of the prior Advance;

Borrowing Base Confirmation.  The Administrative Agent shall have received an Officer’s Certificate dated the date of such requested Advance certifying the Borrowing Base in the form attached hereto as Exhibit C (a “Borrowing Base Confirmation”), computed as of the date of such Advance and after giving effect thereto and to the purchase by the Borrower of any Dealer Transaction Rights to be purchased by it under the Sale and Servicing Agreement on such date, demonstrating that the aggregate principal amount of all Advances shall not exceed the Borrowing Base;

Interest Rate Caps; Cap Funding Reserve Account.  The Administrative Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has arranged for the Collateral Agent to enter into Interest Rate Caps to the extent required by, and satisfying the requirements of, Section 11.6; and after giving effect to the Advance, to the transfer of Receivables and Dealer Transaction Rights from the Seller to the Borrower on the date of such Advance and the application of the proceeds thereof in accordance with Section 2.3, the amount on deposit in the Cap Funding Reserve Account is not less than the Cap Funding Reserve Account Requirement, if any; and

Net Spread.  Net Spread shall be *** or more after giving effect to the Advance, to the transfer of Dealer Transaction Rights from the Seller to the Borrower on the date of such Advance and the application of the proceeds thereof in accordance with Section 2.3.

No Lender which is a Structured Lender shall make any Advance unless such Lender’s Support Facilities are in full force and effect.  If any such Structured Lender’s Support Facilities are not in full force and effect, the Committed Lenders for such Structured Lender shall make such Advance so long as the conditions to such Advance in this Section 7.2 are satisfied.

ADMINISTRATION AND SERVICING OF RECEIVABLES

Duties of the Servicer.  The Servicer shall manage, service, administer and make collections on the Transferred Receivables and perform the other actions required by the Servicer under the terms and provisions of the Sale and Servicing Agreement and this Agreement.

Representations and Warranties of the Servicer.  The Servicer (so long as CAR, CAR Servicing or an Affiliate of CAR is the Servicer) represents, warrants and covenants as of the Effective Date and as of the date of each Advance as to itself:

Organization and Good Standing.  It has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times;

Due Qualification.  It is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect with respect to the Servicer;

Power and Authority.  It has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

Binding Obligation.  This Agreement and the Transaction Documents to which it is a party (in any capacity) have been executed and delivered by the Servicer and constitute its legal, valid and binding obligations enforceable in all material respects in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

No Violation.  The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its articles of organization or operating agreement, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the other Transaction Documents, or (c) violate any law, order, rule or regulation applicable to it of any Official Body having jurisdiction over it or any of its properties;

No Proceedings.  There are no proceedings or investigations pending or, to its knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, (C) seeking any determination or ruling that would have a Material Adverse Effect with respect to the Servicer, (D) that would have a material adverse effect on the Borrower Collateral, or (E) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Transferred Receivables or Transferred Dealer Transaction Rights hereunder;

No Consents.  No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body or other Person is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained or to the extent the failure to obtain any such consent, license, approval, authorization or order, or to make any registration, declaration or filing would not have a Material Adverse Effect with respect to the Servicer;

Taxes; ERISA.  The Servicer has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer.  No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge.  Any taxes, fees and other governmental charges payable by the Servicer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.  Each benefit plan, if any, of the Servicer that is a “defined benefit” plan as defined in Section 3(35) of ERISA is in compliance in all material respects with ERISA and there is no Lien of the Pension Benefit Guaranty Corporation on any of the Borrower Collateral;

Investment Company Status.  It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act;

Information True and Complete.  All information heretofore or hereafter furnished by or on behalf of the Servicer in writing to the Borrower, any Lender, any Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be, in each case as of the date furnished or such other date(s) as to be specified in the information furnished, true and complete in all material respects and does not and will not, in each case as of the date furnished or such other date(s) as to be specified in the information furnished, omit to state a material fact necessary to make the statements contained therein not misleading; and

Other Documents.  The representations and warranties made by it in each of the other Transaction Documents to which it is a party are true and correct in all material respects as of the date(s) made.

Intentionally Omitted.

Servicing Fee; Payment of Certain Expenses by Servicer; Backup Servicer Fee.  On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee – Senior and the Servicing Fee – Subordinate for the related Collection Period pursuant to Section 9.5. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Sale and Servicing Agreement; provided, however, that if the Backup Servicer shall have become the successor Servicer, the Servicer shall be entitled to reimbursement of its expenses as specified in the Backup Servicer Fee Letter and Section 9.5.  On each Distribution Date, the Backup Servicer shall be entitled to receive out of the Collection Account the Backup Servicer Fee for the related Collection Period pursuant to Section 9.5.

Distribution Date Statement.  No later than 2:00 p.m., New York City time, on each Determination Date, the Servicer shall deliver to the Administrative Agent, the Collateral Agent and the Backup Servicer a Distribution Date Statement executed by a Responsible Officer of the Servicer.  The parties hereto acknowledge that the basis for calculating Yield on the Advances may change between the date the Servicer delivers a Distribution Date Statement and the related Distribution Date and that the amount the Servicer sets forth in a Distribution Date Statement as Yield accrued on the Advances as of the related Distribution Date is its good faith estimate of such Yield; in the event of any change in calculating Yield during such period of time, the parties agree to use reasonable efforts to revise the Distribution Date Statement on or prior to such Distribution Date to reflect such changes, provided that if such revisions are not made by such time, then appropriate corrections shall be made on the next Distribution Date.

Annual Statement as to Compliance; Notice of Servicer Default.

The Servicer shall deliver to the Administrative Agent and the Collateral Agent on or before April 30 (or 120 days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on April 30, 2006, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of the preceding December 31 (or other applicable date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Effective Date to the date of the first such certificate) and of its performance under this Agreement and the Sale and Servicing Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer substantially has fulfilled all its obligations under this Agreement and the Sale and Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

The Servicer shall deliver to Administrative Agent, the Collateral Agent, the Custodian (if other than CAR) and the Backup Servicer, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officers’ Certificate of any event that, with the giving of notice or lapse of time, would become a Servicer Default, Event of Default or a Facility Termination Event.

Quarterly Independent Accountants’ Report.  8.  The Servicer shall cause BDO Siedman LLP or other firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to CCRT, CAR, the Servicer or the Seller, to deliver to the Administrative Agent, on or before April 30, July 31, October 31 and January 31 of each year, beginning on July 31, 2005, with respect to the fiscal quarter ended one month previously (or such other period as shall have elapsed from the Effective Date to the date of such certificate), a statement (the “Accountants’ Report”) addressed to the Administrative Agent to the effect that (1) the firm is independent of CCRT, CAR, the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and (2) included therein is a report on the results of the application of agreed upon procedures acceptable to the Required Lenders (such procedures to be substantially similar to those set forth in the Field Examination Report dated August 25, 2004 prepared for

DBNY by Evergreen Collateral Consulting, LLC prior to the occurrence and continuation of a Facility Termination Event) to (A) a randomly selected Distribution Date Statement including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Distribution Date Statements were found and (B) a statistically significant number of randomly selected Contract Files.  If, in its sole discretion, the Administrative Agent at any time agrees that the Servicer need only provide an Accountant’s Report on annual basis, such statement will contain a report on four randomly selected Distribution Date Statements from the preceding year.  Such report shall set forth the agreed-upon procedures performed and will be made available to each of the Administrative Agent,  Collateral Agent, and the Back-Up Servicer upon each such party reaching agreement with the Independent Accountants concerning any potential terms or conditions associated with the report’s release.  In the event that such Independent Accountants require the Administrative Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 8.7, the Agents shall direct the Administrative Agent in writing to so agree; it being understood and agreed that the Administrative Agent will deliver such letter of agreement in conclusive reliance upon the written direction of the Agents, and the Administrative Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.  Notwithstanding the foregoing, if WFB shall become the successor Servicer, such report (A) shall relate only to the Contracts and WFB’s servicing of the Contracts, (B) the fees and expenses of WFB associated therewith shall be reimbursable, and (C) the independence of the accountants shall be only with respect to WFB and its Affiliates.

The Servicer shall promptly deliver to each Agent a copy of the accountants’ letter delivered in connection with each Take-Out Securitization.

Access to Certain Documentation and Information Regarding Contracts.

The Servicer shall permit representatives of the Administrative Agent, each Agent, the Backup Servicer, the Collateral Agent and the Custodian at any time and from time to time, but, so long as no Event of Default has occurred and is continuing, no more than two times per year, during normal business hours as the Administrative Agent, such Agent, the Backup Servicer, the Collateral Agent and the Custodian shall reasonably request, (a) to inspect and make copies of and abstracts from its records relating to the Transferred Receivables and Transferred Dealer Transaction Rights, and (b) to visit its properties in connection with the collection, processing or servicing of the Transferred Receivables and Transferred Dealer Transaction Rights for the purpose of examining such records, and to discuss matters relating to the Transferred Receivables and Transferred Dealer Transaction Rights or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee of such Person having knowledge of such matters.  In each case, such access shall be afforded without charge.  In connection with any inspection, the Administrative Agent, any Agent, the Backup Servicer, the Collateral Agent and the Custodian may institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Receivables or Transferred Dealer Transaction Rights.  The Servicer agrees to render to the Administrative Agent, each Agent, the Backup Servicer, the Collateral Agent and the Custodian such clerical and other assistance as may be reasonably requested with regard to the foregoing.  Nothing in this Section 8.8 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of any of them to provide access as a result of such obligation shall not constitute a breach of this Section 8.8.

The Servicer shall make arrangements for the prompt and safe transfer of, and the Servicer shall provide to the Backup Servicer, all necessary servicing files and records, including (as deemed necessary by the Backup Servicer at such time):  (A) account documentation, (B) servicing system tapes (in a format reasonably acceptable to the Backup Servicer), (C) account payment history, (D) collections history and (E) the trial balances, in each case reflecting all applicable loan information, as of the following dates: (1) on an annual basis commencing December 31, 2005, (2) following the occurrence and during the continuation of a Facility Termination Event under Section 14.1, monthly, and (3) on the close of business on the day immediately preceding the day on which the Backup Servicer becomes the successor Servicer.

Certain Duties of Backup Servicer.

On or before each Determination Date, the Servicer shall deliver to the Administrative Agent and the Backup Servicer a computer tape or a diskette or any other electronic transmission in a format reasonably acceptable to the Administrative Agent and the Backup Servicer containing the information with respect to the Transferred Receivables and Transferred Dealer Transaction Rights as of the related Accounting Date necessary for preparation of the Distribution Date Statement relating to such Determination Date.

Prior to each such Distribution Date, the Backup Servicer shall use such tape or diskette (or other means of electronic transmission reasonably acceptable to the Administrative Agent and the Backup Servicer) and review the related Distribution Date Statement in order to perform the following:

confirm that the Distribution Date Statement is complete on its face or note any discrepancies;

verify the Aggregate Outstanding Principal Balance of the Transferred Receivables, the Delinquency Ratio, and the Charge-Off Ratio; and

review the mathematical accuracy of any information relating to the Collateral on the face of the Distribution Date Statement or note any discrepancies.

In the event of any discrepancy between the information set forth in (ii) or (iii) in clause (b) above as calculated by the Servicer from that determined or calculated by the Backup Servicer, the Backup Servicer shall promptly report such discrepancy to the Servicer and the Administrative Agent.  In the event of a discrepancy as described in the preceding sentence, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, distributions on the related Distribution Date shall be made by the Administrative Agent consistent with the information provided by the Servicer and the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next Determination Date.  If the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to such Distribution Date Statement by the next Determination Date, the Servicer shall cause the Independent Accountants, at the Servicer’s expense, to examine the Distribution Date Statement and attempt to reconcile the discrepancies at the earliest possible date.  The effect, if any, of such reconciliation shall be reflected in the Distribution Date Statement for such next succeeding Determination Date.

Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including to supervise, verify, monitor or administer the performance of the Servicer.  The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer, except for the express duties of the Backup Servicer set forth herein.  The Backup Servicer shall have no liability for any obligation of the Servicer or for any error contained in any certificate, notice or data prepared by the Servicer (whether or not verified by the Backup Servicer), such obligations being solely the obligations of the Servicer.

Upon appointment of the Backup Servicer as the successor Servicer, its obligations as Backup Servicer shall terminate.

Consequences of a Servicer Default.  If a Servicer Default shall occur and be continuing, the Administrative Agent, acting at the direction of the Required Lenders, by written notice given to the Servicer, may terminate all of the rights and obligations of the Servicer pursuant to the terms of the Sale and Servicing Agreement and appoint a successor pursuant to the terms thereof.  In addition, upon the occurrence of a Servicer Default, the Servicer shall, if so requested by the Administrative Agent, acting at the direction of the Required Lenders, deliver to the Backup Servicer its Monthly Records within two Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission reasonably acceptable to the Backup Servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Transferred Receivables and the Transferred Dealer Transaction Rights.

Appointment of Backup Servicer as Successor Servicer.  On and after the termination of the Servicer pursuant to Section 8.10, the Backup Servicer (or any other successor Servicer appointed by the Administrative Agent) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the Sale and Servicing Agreement and the transactions set forth or provided for in this Agreement and the Sale and Servicing Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement and the Sale and Servicing Agreement.

Upon the notice to WFB that it shall be appointed successor Servicer, WFB shall develop a reasonable transition plan and shall be granted a reasonable period of time, which shall not exceed 90 days, to implement such plan and assume the obligations of the Servicer and the servicing of the Transferred Receivables and Transferred Dealer Transaction Rights in accordance with its customary servicing procedures, including a reasonable period of time to hire required personnel, load and configure the necessary information onto its computer systems, establish necessary cash management procedures, locate and contact the Obligors to redirect payments, and any other transition related item required or reasonably necessary to perform its obligations as Servicer or subservicer.

WFB shall service the Transferred Receivables and Transferred Dealer Transaction Rights in its own name from centralized locations using its own personnel and properties and shall have no liability arising from or responsibility for the personnel or properties of any other or predecessor Servicer.  All powers, rights and authorities granted to the Servicer are hereby granted to WFB and each of its Affiliates and agents as are necessary, appropriate or convenient to perform its functions as Servicer or subservicer.  If WFB shall be a subservicer, the Servicer shall deliver to WFB copies of all information delivered to or by it in its capacity as Servicer, and WFB’s obligations and liabilities shall be solely to the Servicer and not to any other party or Person.  Any provision of this Agreement or the Sale and Servicing Agreement requiring WFB to use best efforts shall require only reasonable efforts with respect thereto.

After termination of the Servicer pursuant to Section 8.10, if requested by the Collateral Agent, the Backup Servicer or successor Servicer shall terminate each Lockbox Agreement and direct the Obligors to make all payments under the Receivables Collateral directly to the successor Servicer or to a lockbox established by the successor Servicer at the direction of the Collateral Agent, at the prior Servicer’s expense.

In the event that WFB is appointed successor Servicer, if (a) WFB is later removed as Servicer other than due to a Servicer Default with respect to WFB that has occurred and is continuing or (b) all or substantially all of the Contracts are sold in connection with an Event of Default, WFB shall be entitled to a termination fee, immediately payable in cash as part of the Servicing Fee – Subordinate, in an amount equal to two times the average monthly fees of WFB over the preceding four Collection Periods.

Indemnification of Backup Servicer.  Without limiting any other rights which the Backup Servicer may have hereunder or under applicable law, the Borrower agrees to indemnify the Backup Servicer, including in its capacity as successor Servicer, and each of its successors, and assigns, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, the Seller or CAR, except (a) damages, losses, claims, liabilities, costs and expenses payable to such Person to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any such Person or its agent or subcontractor; and (b) any tax upon or measured by the net income on any such Person.

Delegation of Duties.  The Servicer, including the Backup Servicer as successor Servicer, may at any time appoint a subservicer or subcontractor to perform all or any portion of its obligations as Servicer hereunder; provided that the Servicer shall be obligated and be liable for the performance of such obligations in accordance with the provisions of this Agreement without diminution of such obligations by virtue of the appointment of such subservicer or subcontractor to the same extent as if the Servicer were alone performing such obligations.

ACCOUNTS; PAYMENTS

Borrower Accounts.

On or prior to the Effective Date, the Servicer shall establish the Collection Account and the Cap Funding Reserve Account each in the name of the Collateral Agent for the benefit of the Secured Parties.  The Collection Account and the Cap Funding Reserve Account shall each be an Eligible Account which is a segregated trust account initially established with the Collateral Agent.  If at any time the Collection Account or the Cap Funding Reserve Account ceases to be an Eligible Account, the Collateral Agent, at the written direction of the Servicer, shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

All amounts held in the Collection Account and the Cap Funding Reserve Account (collectively, the “Borrower Accounts”), shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Collateral Agent, as directed by the Servicer (so long as CAR, CAR Servicing or an Affiliate of CAR is the Servicer) in writing (or, if the Servicer fails to provide such direction, amounts in the Collection Account shall be invested in investments described in clause (f) of the definition of Permitted Investments), in Permitted Investments that mature not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate.  Any such written direction shall certify that any such investment is authorized by this Section 9.1.  Investments in Permitted Investments shall be made in the name of the Collateral Agent on behalf of the Secured Parties and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity.  The taxpayer identification number associated with each Borrower Account shall be that of the Borrower and the Borrower shall report for Federal, state and local income tax purposes, the income, if any, represented by each Borrower Account.  If any amounts are needed for disbursement from the Collection Account or the Cap Funding Reserve Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall, at the written direction of the Servicer, cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement upon the written direction of the Servicer (so long as CAR, CAR Servicing or an Affiliate of CAR is the Servicer) or, if the Servicer shall fail to give such written direction, DBNY.

Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 9.1.  All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account shall be deposited in the Collection Account and distributed pursuant to Section 9.5.  All interest, dividends, gains upon sale and other income from or earnings on, investments of funds in the Cap Funding Reserve Account shall be deposited in the Collection Account and distributed pursuant to Section 9.5.  If the Collateral Agent is given instructions by the Servicer to invest funds in any of the Borrower Accounts in investments other than investments of the type described in clause (f) of the definition of “Permitted Investments,” the Servicer agrees to assist the Administrative Agent in complying with the requirements herein with respect to such investments.

Servicer Reimbursements.  The Servicer shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds.  The amount to be reimbursed hereunder shall be paid to the Servicer on or prior to the related Distribution Date pursuant to Section 9.5(a)(iv).  Upon the request of the Administrative Agent or any Agent, the Servicer shall certify any amount to be reimbursed hereunder and shall supply such other information as may be necessary in the opinion of the Administrative Agent to verify the accuracy of such certification.  The Administrative Agent shall not be under any obligation to make the request described in the immediately preceding sentence.

Application of Collections.  With respect to each Transferred Receivable or Transferred Dealer Transaction Right, payments by or on behalf of the Obligor shall be applied to interest and principal thereof to reduce the balance thereof in accordance with the terms of such Transferred Receivable or Transferred Dealer Transaction Right and Section 5.02 of the Sale and Servicing Agreement.

Additional Deposits.  On or before each Determination Date, the Servicer (so long as CAR, CAR Servicing or an Affiliate of CAR is the Servicer) or the Borrower, as applicable, shall deposit into the Collection Account the aggregate Repurchase Amounts with respect to Repurchased Receivables or Repurchased Dealer Transaction Rights.  All such deposits of Repurchase Amounts shall be made in immediately available funds.  Upon receipt, the Collateral Agent shall remit to the Collection Account any amounts paid by a counterparty under any Interest Rate Cap.

Distributions.

On each Distribution Date prior to the occurrence and continuation of a Termination Event or an Event of Default, the Collateral Agent shall distribute, at the written direction of the Servicer, from the Collection Account, in accordance with the applicable Distribution Date Statement provided by the Servicer, the Amount Available for such Distribution Date in the following order of priority:

FIRST, from the Amount Available, to the extent not previously paid by CAR or otherwise by or on behalf of the Borrower, to the Backup Servicer, any accrued and unpaid fees and expenses pursuant to the Backup Servicer Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses – Backup Servicer;

SECOND, from the remaining Amount Available, to the extent not previously paid by CAR or otherwise by or on behalf of the Borrower, to the Administrative Agent, any accrued and unpaid fees, if any, and expenses (including those of its legal counsel) for the related Collection Period pursuant to the Administrative Agent Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses –Administrative Agent and to the Collateral Agent, any accrued and unpaid fees and expenses (including those of its legal counsel) for the related Collection Period pursuant to the Collateral Agent Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses –Collateral Agent;

THIRD, from the remaining Amount Available, if the Custodian is not CAR or an Affiliate of CAR, to the extent not previously paid by CAR or otherwise by or on behalf of the Borrower, to the Custodian, any accrued and unpaid fees and expenses (including those of its legal counsel) for the related Collection Period pursuant to the Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses – Custodian;

FOURTH, from the remaining Amount Available, to the Servicer, any accrued and unpaid Servicing Fees — Senior, and any transition expenses payable to a successor Servicer pursuant to the Sale and Servicing Agreement to the extent not paid by the predecessor Servicer, provided, that such transition expenses, including travel, boarding fees, mailing costs, obligor letters (welcome and goodbye) and document packaging and shipping, shall not exceed 200,000 in the aggregate and the amounts specified in Section 9.2 to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 9.6;

FIFTH, from the remaining Amount Available, to the Administrative Agent, on behalf of the Lenders, an amount equal to Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), and the Fees payable on such Distribution Date pursuant to the Fee Letter (and any Fees due and not paid on a prior Distribution Date);

SIXTH, from the remaining Amount Available, to the Administrative Agent, on behalf of the Lenders, to repay pursuant to Section 2.6(b) the principal amount of Advances in an amount equal to the excess, if any, of the then outstanding principal amount of all Advances over the Borrowing Base with respect to such Distribution Date;

SEVENTH, from the remaining Amount Available, to the Servicer, any accrued and unpaid Servicing Fees — Subordinate;

EIGHTH, from the remaining Amount Available, to the Administrative Agent, for the benefit of Affected Persons any Increased Costs and other unpaid amounts then due and owing pursuant to Section 6.1; and

NINTH, from the remaining Amount Available, to the Borrower.

On each Distribution Date following the occurrence and continuation of a Facility Termination Event or an Event of Default, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Distribution Date Statement provided by the Servicer, the Amount Available for such Distribution Date in the following order of priority:

FIRST, from the Amount Available, to the extent not previously paid by CAR or otherwise by or on behalf of the Borrower, to the Backup Servicer, any accrued and unpaid fees and expenses pursuant to the Backup Servicer Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses – Backup Servicer;

SECOND, from the remaining Amount Available, to the extent not previously paid by CAR or otherwise by or on behalf of the Borrower, to the Administrative Agent, any accrued and unpaid fees and expenses (including those of its legal counsel) for the related Collection Period pursuant to the Administrative Agent Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses –Administrative Agent and to the Collateral Agent, any accrued and unpaid fees and expenses (including those of its legal counsel) for the related Collection Period pursuant to the Collateral Agent Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses –Collateral Agent;

THIRD, from the remaining Amount Available, if the Custodian is not CAR or an Affiliate of CAR, to the extent not previously paid by CAR or otherwise by or on behalf of the Borrower, to the Custodian, any accrued and unpaid fees and expenses (including those of its legal counsel) for the related Collection Period pursuant to the Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses – Custodian;

FOURTH, from the remaining Amount Available, to the Servicer, any accrued and unpaid Servicing Fees — Senior, and any transition expenses payable to a successor Servicer pursuant to the Sale and Servicing Agreement to the extent not paid by the predecessor Servicer, provided, that such transition expenses, including travel, boarding fees, mailing costs, obligor letters (welcome and goodbye) and document packaging and shipping, shall not exceed $200,000 in the aggregate and the amounts specified in Section 9.2 to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 9.6;;

FIFTH, from the remaining Amount Available, to the Administrative Agent, on behalf of the Lenders, an amount equal to Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), and the Fees payable on such Distribution Date pursuant to the Fee Letter (and any Fees due and not paid on a prior Distribution Date)

SIXTH, from the remaining Amount Available, to the Administrative Agent on behalf of the Lenders, the principal amount of outstanding Advances until such Advances are paid in full;

SEVENTH, from the remaining Amount Available, to the Administrative Agent, for the benefit of Affected Persons any Increased Costs and other unpaid amounts then due and owing pursuant to Section 6.1;

EIGHTH, from the remaining Amount Available, to the Servicer, any accrued and unpaid Servicing Fees — Subordinate;

NINTH, from the remaining Amount Available, to the Borrower.

On each Interim Distribution Date, the Collateral Agent shall, at the written direction of the Servicer (so long as CAR, CAR Servicing or an Affiliate of CAR is the Servicer) delivered at least two Business Days prior to such Interim Distribution Date, withdraw from the Collection Account and distribute the following amounts in the following order of priority:

FIRST, to the Administrative Agent, on behalf of the Lenders, Yield and Fees accrued in respect of the Advances being paid or prepaid on such date; and

SECOND, to the Administrative Agent, on behalf of the Lenders, an amount equal to the Advances being paid or prepaid on such date.

On any Business Day, the Borrower may request in writing that the Collateral Agent withdraw Excess Funds from the Collection Account and distribute such amounts to, or as directed by, the Borrower so long as the following conditions have been satisfied:

the Borrower shall have provided the Administrative Agent with one Business Day’s prior written notification of the amount of Excess Funds to be distributed and the date of such distribution and shall have provided the Collateral Agent written notification of the amount of Excess Funds to be distributed and the date of such distribution prior to noon, New York City time, on the date of such distribution;

before and after giving effect to such distribution (and after including in the Aggregate Outstanding Principal Balance on such day the Dealer Transaction Rights and related Receivables transferred to the Borrower on such day), no Borrowing Base Deficiency shall exist;

the Servicer shall have provided the Administrative Agent with prior written confirmation of the amount of Excess Funds;

no Facility Termination Event or Unmatured Facility Termination Event shall have occurred and be continuing; and

no Level Two Trigger Event shall have occurred and be continuing, provided that the Servicer may request that the Collateral Agent withdraw Excess Funds from the Collection Account following the occurrence of a Level Two Trigger if the Servicer shall be delivering to the Collateral Agent and the Administrative Agent daily reports on Collections, Delinquent Receivables, Defaulted Receivables, the Aggregate Outstanding Principal Balance, the Borrowing Base and such other information as the Administrative Agent may reasonably request.

Net Deposits.  So long as no Servicer Default has occurred and is continuing, the Servicer may make the remittances to be made by it pursuant to Sections 9.3 and 9.4 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Section 9.2, 9.5(a)(iii) or 9.5(b)(ii); provided, however, that the Servicer shall account for all of such amounts in the related Distribution Date Statement as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account immediately upon becoming aware, or receiving notice from the Administrative Agent or Collateral Agent or any Agent, of such error.

REPRESENTATIONS AND WARRANTIES

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Administrative Agent, the Backup Servicer and the Investors, as of the Effective Date and the date of each Advance (unless otherwise indicated), as follows:

Organization and Good Standing.  It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.  It had at all relevant times and now has, power, authority and legal right, in the case of the Borrower, to acquire and own the Transferred Receivables, the Transferred Dealer Transaction Rights and the Other Conveyed Property, and to grant to the Collateral Agent a security interest in the Transferred Receivables, the Transferred Dealer Transaction Rights, the Other Conveyed Property and the other Borrower Collateral.

Due Qualification.  It is duly qualified to do business and has obtained (or prior to the Initial Closing Date will have obtained) all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect with respect to the Borrower.

Power and Authority.  It has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to CARS Acquisition out its terms and their terms, respectively; the Borrower has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Borrower Collateral and has duly authorized such grant by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by each such Person by all necessary corporate or limited liability company action.

Security Interest; Binding Obligations.  This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered; this Agreement (together with the filing of any required financing statements) shall create a valid first priority perfected security interest (except, as to priority, for any Permitted Liens that may arise after the Effective Date, to the extent granted priority under applicable law (except to the extent the Collateral Agent has elected not to perfect such Security Interest) in the Borrower Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, enforceable against the Borrower and creditors of the Borrower and any Affiliate thereof (including CAR), to the extent (as to perfection and priority) that a security interest in said Borrower Collateral may be perfected by the filing of a financing statement under the applicable UCC; and this Agreement and the other Transaction Documents to which it is a party shall constitute legal, valid and binding obligations of each such Person enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

No Violation.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws or the equivalent of such Person, or any indenture, agreement, mortgage, deed of trust or other instrument to which such Person is a party or by which it is bound or any of its properties are subject in any material respect, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to such Person of any Official Body having jurisdiction over such Person or any of its properties, or in any way materially adversely affect such Person’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

No Proceedings.  There are no proceedings or investigations pending or, to the knowledge of such Person, threatened against such Person, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that would materially and adversely affect the performance by such Person of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (D) that would have a material adverse effect on the Transferred Receivables, the Transferred Dealer Transaction Rights or other Borrower Collateral or (E) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Transferred Receivables, Transferred Dealer Transaction Rights and the other Borrower Collateral hereunder.

No Consents.  It is not required to obtain the consent of any other party or any approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body or other Person in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, except such as have been duly made, effected or obtained.

Solvency.  It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents.  The Borrower has no Indebtedness to any Person other than pursuant to this Agreement and the other Transaction Documents except such Indebtedness to the Seller as has been subordinated to the Borrower’s obligations under this Agreement.  After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.

Tax Treatment.  For federal income tax purposes, the Borrower or Seller will be treated as the owner of the Transferred Receivables, Transferred Dealer Transaction Rights and Other Conveyed Property, the Borrower or the Seller will be treated as the borrower under this Agreement, and the Advances made under this Agreement will be treated as the Indebtedness of the Borrower or the Seller.  For legal purposes, the Seller and the Borrower will treat the purchase or absolute assignment of the Transferred Receivables, Transferred Dealer Transaction Rights and Other Conveyed Property pursuant to the Sale and Servicing Agreement as a purchase or absolute assignment of the relevant Seller’s full right, title and ownership interest in such Transferred Receivables, Transferred Dealer Transaction Rights and Other Conveyed Property.  For avoidance of doubt, CAR may consolidate the Borrower and/or its properties and other assets for accounting purposes.

Compliance With Laws.  It has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties and all Borrower Collateral.

Taxes.  It has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from such Person.  No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge.  Any taxes, fees and other governmental charges payable by such Person in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Transferred Receivables, each Transferred Dealer Transaction Right and Other Conveyed Property to such Person have been paid or shall have been paid if and when due at or prior to the Effective Date and the relevant Purchase Date, as the case may be.

Certificates.  Each Distribution Date Statement, Advance Request and Borrowing Base Confirmation is accurate in all material respects as of the date thereof.

No Liens, Etc.  The Borrower Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim or restrictions on transferability and the Borrower has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens that may arise to the extent granted priority under applicable law) in such Borrower Collateral, free and clear of any Adverse Claim or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Borrower Collateral may be perfected under the applicable UCC.  No effective financing statement or other instrument similar in effect covering all or any part of the Borrower Collateral is on file in any recording office, except such as will be released on the Effective Date or as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable to effect the sales contemplated by the Sale and Servicing Agreement.

Purchase and Sale.  After giving effect to the making of the Advances and the application of the proceeds thereof on each Purchase Date, the Borrower Collateral will have been purchased by or contributed to the Borrower on such Purchase Date pursuant to the Sale and Servicing Agreement and all amounts owing to the Seller as consideration therefor will be paid in full (other than amounts due under the Promissory Notes).

Information True and Complete.  All information heretofore or hereafter furnished by or on behalf of such Person in writing to any Lender, any Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

ERISA Compliance.  It has no benefit plans subject to ERISA.

Financial or Other Condition.  There has been no material adverse change in its financial condition, business, or results of operations since the date of organization.

Investment Company Status.  It is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Eligible Receivables.  All Transferred Receivables included by the Borrower in the Borrowing Base as of the most recently delivered Distribution Date Statement or Borrowing Base Confirmation are Eligible Receivables.

Use of Proceeds.  Neither the Borrower, the Seller nor CAR is engaged in the business of extending credit for the purpose of purchasing or CARS Acquisition margin stock (as defined in Regulation U (12 CFR Part 221) of the

Board of Governors of the Federal Reserve System) and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the Board of Governors of the Federal Reserve System from time to time.

Separate Existence.  The Borrower is operated as an entity with assets and liabilities distinct from those of CCRT, CAR, the Seller and any other Affiliates of the Borrower, the Seller, CCRT or CAR, and the Borrower hereby acknowledges that the Administrative Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from CCRT, CAR, the Seller and each such Affiliate.  Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 11.5.

Investments.  The Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person, other than, in the case of the Borrower, the Permitted Investments in the Borrower Accounts.

Representation and Warranties True and Complete.  Each of the representations and warranties of such Person contained in this Agreement and the other Transaction Documents is true and complete in all material respects and such Person hereby makes each such representation and warranty to, and for the benefit of, the Administrative Agent and the other Secured Parties as if the same were set forth in full herein.

Transaction Documents.  The Sale and Servicing Agreement is the only agreement pursuant to which the Borrower purchases and receives contributions of Transferred Dealer Transaction Rights and Transferred Receivables, and the Transaction Documents delivered to the Administrative Agent represent all material agreements between the Seller, on the one hand, and the Borrower, on the other.  It has furnished to the Administrative Agent and each Agent true, correct and complete copies of each Transaction Document to which it is a party, each of which is in full force and effect.  Neither the Borrower, the Seller nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect.  All such assets are transferred to the Borrower without recourse to the Seller except as described in the Sale and Servicing Agreement.  The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Seller, and no such assets shall constitute property of the Seller.

Ownership of the Borrower.  One hundred percent (100%) of the outstanding capital stock of the Borrower is and will be directly owned (both beneficially and of record) by CARS Acquisition.  All such stock is and will be validly issued, and there are no options, warrants or other rights to acquire shares or other equity rights in the Borrower.

BORROWER COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed, the Borrower hereby covenants and agrees with the Investors, the Custodian, the Administrative Agent and the Collateral Agent that:

Protection of Security Interest of the Secured Parties.

At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Borrower Collateral, with the office of the Secretary of State of the State of Nevada.  From time to time thereafter, the Borrower shall file such financing statements and cause to be executed and filed such continuation statements, all in such a manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Secured Parties under this Agreement in the Borrower Collateral and in the proceeds thereof to the extent a security interest in such Collateral can be perfected by the filing of a financing statement under the UCC.  The Borrower shall deliver (or cause to be delivered) to the Administrative Agent and the Collateral Agent file-stamped copies of, or filing receipts for, any financing statement, statement of continuation or statement of amendment filed as provided above, as soon as available following such filing.  In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent at the direction of the Required Lenders may do so, in each case at the expense of the Borrower.

The Borrower shall not change its name, identity or corporate structure in any manner that would, make any financing statement or continuation statement filed by the Borrower (or by the Collateral Agent on behalf of the Borrower) in accordance with paragraph (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Borrower Collateral indicate clearly that such Borrower Collateral is subject to first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.  Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Borrower Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, with respect to any Transferred Receivables, upon such Transferred Receivables becoming a Repurchased Receivable or otherwise as expressly permitted by the Sale and Servicing Agreement or by this Agreement.  Notwithstanding the foregoing, until the Servicer shall have in effect a new computer system for maintaining records from that in effect on the Initial Closing Date, the covenant set forth in this clause (c) shall not apply.

Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables or dealer transaction rights to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Borrower Collateral, shall indicate clearly that such Borrower Collateral is subject to a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.

The Borrower agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that may be necessary or desirable or that the Required Lenders may reasonably request to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Borrower Collateral.  Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Required Lenders may reasonably request to protect and preserve the assignments and security interests granted by this Agreement.  The Borrower shall in no circumstance be required to obtain a security interest in favor of the Borrower or the Collateral Agent in a Financed Vehicle by causing the Borrower’s or the Collateral Agent’s name to be reflected on the Title Document for such Financed Vehicle.  The Borrower is in compliance with this Agreement and the other Transaction Documents in respect of perfection in the Financed Vehicle so long as the Title Documents for the Financed Vehicle reflects that the Seller, the Dealer, a Predecessor in Interest or an initial lender has a security interest in such Financed Vehicle, and the Seller has a blanket or individual power of attorney from the named lienholder authoring the Seller to do all acts necessary to perfect in the Seller’s name any liens or security interests in such Financed Vehicle.

The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Required Lenders (if the Borrower has failed to fulfill its duties under Section 11.1(e)), to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Borrower Collateral.

It shall furnish to the Administrative Agent and the Collateral Agent from time to time such statements and schedules further identifying and describing the Receivables Collateral and such other reports in connection with the Borrower Collateral as the Required Lenders may reasonably request, all in reasonable detail.

Other Liens or Interests.  Except for the security interest granted hereunder, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Borrower Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Investors in and to the Borrower Collateral against all claims of third parties claiming through or under the Borrower.

Costs and Expenses.  The Borrower shall pay all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Reporting Requirements.  The Borrower shall furnish, or cause to be furnished, to the Administrative Agent:

as soon as available and in any event within 120 days (or next succeeding Business Day if the last day of such period is not a Business Day) after the end of each fiscal year, (i) a copy of CCRT and its consolidated subsidiaries’ audited financial statements, certified without qualification by Independent Accountants acceptable to the Required Lenders, and each other report or statement sent to shareholders or publicly filed by CAR, CCRT, the Seller or the Borrower and (ii) a copy of CARS Acquisition and its consolidated subsidiaries’ unaudited financial statements, certified by its chief financial officer;

as soon as available and in any event within 45 days (or next succeeding Business Day if the last day of such period is not a Business Day) after the end of each of the first three quarters of each fiscal year of CCRT and CARS Acquisition, a consolidated balance sheet of each of CCRT and its consolidated Subsidiaries and CARS Acquisition and its consolidated Subsidiaries as of the end of such quarter and including the prior comparable period, and consolidated statements of income and retained earnings of each of CCRT and its consolidated Subsidiaries and CARS Acquisition and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or chief accounting officer of CCRT or CARS Acquisition identifying such documents as being the documents described in this paragraph (b) and stating that the information set forth therein fairly presents the financial condition of CCRT or CARS Acquisition and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments and confirming compliance with all financial covenants applicable to CCRT or CARS Acquisition in the Transaction Documents;

as soon as possible and in any event within five days after the occurrence of a Facility Termination Event or Unmatured Facility Termination Event, an Officer’s Certificate of the Borrower or CAR setting forth complete details of such Facility Termination Event or Unmatured Facility Termination Event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

promptly, from time to time, such other information, documents, records or reports respecting the Transferred Receivables, Transferred Dealer Transaction Rights, the Other Conveyed Property related thereto or the Financed Vehicles related thereto, the other Borrower Collateral or the results of operations or financial condition, of the Borrower or the Seller as any Agent may, from time to time, reasonably request; and

notwithstanding the foregoing, with respect to financial statements and materials and reporting requirements pursuant to this Section by CCRT, the timely filing of such materials with the Securities Exchange Commission’s EDGAR system shall constitute delivery thereof pursuant to this Section 11.4.

Separate Existence.

The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use commercially reasonable efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of CCRT, CAR or any Affiliate thereof (other than as expressly provided herein).

It shall maintain corporate records and books of account separate from those of CCRT, CAR and any other Affiliate thereof.

It shall obtain proper authorization for all corporate action requiring such authorization.

Other than organizational expenses and as expressly provided herein or in the other Transaction Documents, it shall pay its own operating expenses and liabilities from its own funds.

It will insure that the annual financial statements of CCRT and the financial statements of CAR shall disclose the effects of the transactions contemplated hereby in accordance with GAAP.

The resolutions, agreements and other instruments of the Borrower underlying the transactions described in the Transaction Documents shall be continuously maintained by the Borrower as official records of the Borrower.

It shall maintain an arm’s-length relationship with CCRT and CAR and its other Affiliates, and shall not hold itself out as being liable for the debts of CCRT and CAR or any of their respective Affiliates.

It shall keep its assets and liabilities separate from those of all other entities other than as permitted by the Transaction Documents.

The books and records of the Borrower shall be maintained at the address designated herein for receipt of notices, unless the Borrower shall otherwise advise the parties hereto in writing.

It shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals, except as otherwise permitted by the Transaction Documents.

It shall insure that any consolidated financial statements of CCRT and the financial statements of CAR have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.

It shall not amend, supplement or otherwise modify (i) its articles of incorporation in any respect that affects its limited purpose or its separateness covenants without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) or (ii) its bylaws in any manner that is inconsistent therewith or with its articles of incorporation.

Interest Rate Caps.

The Borrower hereby covenants and agrees that in the event the one-month LIBOR Rate is greater than *** at any Determination Date, it shall, within two Business Days, obtain and deliver to the Collateral Agent one or more Interest Rate Caps from qualified Cap Providers in favor of the Collateral Agent for the benefit of the Secured Parties having, singly or in the aggregate, an Aggregate Interest Rate Caps Notional Amount not less than the Required Interest Rate Caps Notional Amount, provided that each Interest Rate Cap (1) shall have an initial notional principal amount equal to or greater than $1,000,000, (2) may provide for reductions of the Aggregate Interest Rate Caps Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Interest Rate Caps Notional Amount assuming zero losses and (x) a 0.5 ABS prepayment speed until the pool factor reaches 10% and (y) a 0.0 ABS prepayment speed thereafter, and (3) shall have other terms and conditions and be represented by Cap Agreements otherwise acceptable to the Required Lenders and the Rating Agencies.  The Borrower agrees that each Interest Rate Cap shall provide that payments by the Cap Provider shall be made to the Collateral Agent and that such payments shall be deposited into the Collection Account.

On any Determination Date on which the Minimum Liquidity Amount Test has not been satisfied, the Borrower shall be required to deposit an amount equal to the Cap Funding Reserve Account Requirement into the Cap Funding Reserve Account on the related Date; provided, however, that if the Minimum Liquidity Amount Test is subsequently satisfied on any Determination Date following the Determination Date on which the Minimum Liquidity Amount Test failed to be satisfied, all funds then on deposit in the Cap Funding Reserve Account shall be released to the Borrower on such Determination Date; provided further, that if the Cap Funding Reserve Account Requirement shall increase on any applicable Determination Date as a result of an increase in the estimated cost of purchasing Interest Rate Caps from qualified Cap Providers, the Borrower shall be required to deposit an amount equal to such additional cost into the Cap Funding Reserve Account on the related Distribution Date; provided further, that if the Cap Funding Reserve Account Requirement shall decrease on any applicable Determination Date as a result of a decrease in the estimated cost of purchasing Interest Rate Caps from qualified Cap Providers, the excess of the amount on deposit in the Cap Funding Reserve Account over the adjusted Cap Funding Reserve Account Requirement shall be withdrawn from the Cap

Funding Reserve Account and released to the Borrower on such Determination Date.  As specified in Section 11.6(a) above, in the event the one-month LIBOR Rate is greater than 6.00% at any Determination Date, the Borrower may use the funds in the Cap Funding Reserve Account to purchase one or more Interest Rate Caps.  If the Borrower defaults on its obligations under Section 11.6(a), the Administrative Agent, at the direction of the Required Lenders, may use the funds in the Cap Funding Reserve Account to purchase the Interest Rate Caps; provided, however, that such action by the Administrative Agent shall not release the Borrower from its obligations under this Section 11.6; provided further, that the Servicer shall provide the Administrative Agent with all information necessary to purchase such Interest Rate Caps; provided further, that if the amount on deposit in the Cap Funding Reserve Account is insufficient to purchase any required Interest Rate Caps, the Borrower shall be responsible for any such shortfall; provided further, that if the Borrower defaults on its obligation with respect to such Cap Funding Reserve Account shortfall, the Administrative Agent shall follow the instructions provided by the Required Lenders with respect to the satisfaction of any such shortfall or the purchase of any Interest Rate Caps.  Funds retained in the Cap Funding Reserve Account following application as set forth above shall be invested at the direction of the Servicer in Permitted Investments with maturities not later than the next succeeding Business Day.  Any earnings on such invested funds shall be applied pursuant to Section 9.1.

In the event that any Cap Provider defaults in its obligation to make a payment to the Collateral Agent under one or more Cap Agreements on any date on which payments are due pursuant to a Cap Agreement, the Collateral Agent shall make a demand on such Cap Provider, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date.  The Collateral Agent shall give notice to the Lenders and the Rating Agencies upon the continuing failure by any Cap Provider to perform its obligations within two Business Days following a demand made by the Collateral Agent on such Cap Provider, and shall take such action with respect to such continuing failure as may be directed in writing by the Required Lenders.

In the event that any Cap Provider no longer maintains the ratings specified in the definition of “Cap Provider,” then within 30 days after receiving notice of such decline in the creditworthiness of such Cap Provider as determined by any Rating Agency, either (x) such Cap Provider, upon the receipt of the consent of the Required Lenders, will enter into an arrangement the purpose of which shall be to assure performance by the Cap Provider of its obligations under the Interest Rate Cap; or (y) the Borrower shall at its option either (i) upon the receipt of the consent of the Required Lenders, cause such Cap Provider to pledge securities in the manner provided by applicable law which shall be held by the Collateral Agent free and clear of the Lien of any third party, in a manner conferring on the Collateral Agent a perfected first Lien in such securities securing such Cap Provider’s performance of its obligations under the applicable Interest Rate Cap, (ii) provided that a Replacement Interest Rate Cap or Qualified Substitute Arrangement meeting the requirements of Section 11.6(e) has been obtained, (A) provide written notice to such Cap Provider (with a copy to the Administrative Agent and the Collateral Agent) of its intention to terminate the applicable Interest Rate Cap within such 30-day period and (B) terminate the applicable Interest Rate Cap within such 30-day period, request the payment to it of all amounts due to the Collateral Agent under the applicable Interest Rate Cap through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (iii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 11.6(d)) which are reasonably satisfactory to the Required Lenders (a “Qualified Substitute Arrangement”); provided, however, that in the event at any time any alternative arrangement established pursuant to clause (x) or (y)(i) or (y)(iii) above shall cease to be satisfactory to the Required Lenders, then the provisions of this Section 11.6(d) shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.

Unless an alternative arrangement pursuant to clause (x) or (y)(i) or (y)(iii) of Section 11.6(d) is being established, the Borrower shall use reasonable efforts to obtain a Replacement Interest Rate Cap or Qualified Substitute Arrangement meeting the requirements of this Section 11.6(e) during the 30-day period referred to in Section 11.6(d).  Neither the Borrower nor the Collateral Agent shall terminate the Interest Rate Cap unless, prior to the expiration of the 30-day period referred to in said Section 11.6(d), the Borrower delivers to the Collateral Agent (i) a Replacement Interest Rate Cap or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel as to the due authorization, execution and delivery and validity and enforceability of such Replacement Interest Rate Cap or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Required Lenders have consented to the termination of the Interest Rate Cap and its replacement with such Replacement Interest Rate Cap or Qualified Substitute Arrangement.

The Servicer or the Borrower shall notify in writing the Administrative Agent and the Collateral Agent within five Business Days after obtaining actual knowledge that the senior unsecured debt rating of the Cap Provider has been withdrawn or reduced by any Rating Agency.

Notwithstanding the foregoing, the Borrower may at any time obtain a Replacement Interest Rate Cap, provided that the Borrower delivers to the Collateral Agent evidence of the receipt of the consent of the Required Lenders to the termination of the then-current Interest Rate Cap and its replacement with such Replacement Interest Rate Cap.

The Borrower shall not agree to any amendment to any Interest Rate Cap unless the Borrower shall have received evidence of the consent of the Required Lenders to such amendment to such Interest Rate Cap (which consent will not be unreasonably withheld or delayed).

The Borrower shall notify the Lenders and the Collateral Agent after obtaining actual knowledge of the transfer by the related Cap Provider of any Interest Rate Cap, or any interest or obligation thereunder.

The Collateral Agent, upon written direction from the Borrower and the Required Lenders, shall sell all or a portion of the Interest Rate Caps subject to the following conditions having been met:

(x)                                   the Aggregate Interest Rate Caps Notional Amount after giving effect to such sale shall equal or exceed the Required Interest Rate Caps Notional Amount as of the date of such sale after giving effect to all payments and allocations made pursuant to this Agreement; and

(y)                                 the minimum notional amount denomination of any Interest Rate Cap to be sold is $1,000,000.

The Borrower shall have the duty of obtaining a fair market value price for the sale of the Collateral Agent’s rights under any Interest Rate Cap, notifying the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Interest Rate Cap.  The Collateral Agent upon receipt of the purchase price in the Collection Account shall execute all documentation prepared by the Borrower necessary to effect the transfer of the Collateral Agent’s rights under such Interest Rate Cap and to release the Lien of the Collateral Agent on such Interest Rate Cap and proceeds thereof.

Tangible Net Worth.  The Borrower shall maintain at all times a positive Tangible Net Worth.

Stock, Merger, Consolidation, Etc.  The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Required Lenders.

Change in Name.  It shall not make any change to its name or use any trade names, fictitious names, assumed names or “doing business as” names.

Indebtedness; Guarantees.  The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents.  The Borrower shall incur no additional borrowed money indebtedness secured by the Borrower Collateral other than the Advances.  The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

Limitation on Transactions with Affiliates.  The Borrower shall not enter into, or be a party to any transaction with any Affiliate of the Borrower, except for (a) the transactions contemplated by the Transaction Documents and (b) to the extent not otherwise prohibited under this Agreement, other transactions upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

Documents.  Except as otherwise expressly permitted herein (including, without limitation, in Section 11.6 regarding Interest Rate Caps), it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Required Lenders shall have consented thereto (which consent shall not unreasonably be withheld to the extent set forth in such Transaction Document).

Preservation of Existence.  It shall observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect (1) the interests hereunder of the Required Lenders or any Secured Party, (2) the collectibility of any Transferred Receivables or Transferred Dealer Transaction Right or (3) its ability to perform its obligations hereunder or under any of the other Transaction Documents.

Accounting Treatment.  The Borrower shall not prepare any financial statements or other statements (including any tax filings which are not consolidated with those of CAR) which shall account for the transactions contemplated by the Sale and Servicing Agreement in any manner other than as the sale of, or a capital contribution of, the

Transferred Receivables and Transferred Dealer Transaction Rights and the related assets by the Seller to the Borrower.  For avoidance of doubt, CAR may consolidate the Borrower and/or its properties and other assets for accounting purposes.

Limitation on Investments.  The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except as otherwise permitted herein and pursuant to the other Transaction Documents.

Distributions.  The Borrower shall not declare or make (a) payment of any distribution on or in respect of any shares of its capital stock, or (b) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such shares unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no Facility Termination Event under Section 14.1 or Unmatured Facility Termination Event under Section 14.1 shall occur or be continuing and no amount payable by the Borrower under any Transaction Document is then due and owing but unpaid.

Performance of Borrower Assigned Agreements.  The Borrower shall (i) perform and observe all the terms and provisions of the Transaction Documents (including, without limitation, each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, enforce such Transaction Documents in accordance with their terms and take all such action to such end as may be from time to time requested by any Agent, and (ii) upon request of any Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Notice of Material Adverse Claim.  It shall advise the Administrative Agent and the Collateral Agent promptly, in reasonable detail, (i) of any material Adverse Claim, other than a Permitted Lien, known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

Access to Certain Documentation and Information Regarding Contracts.  The Borrower shall permit representatives of the Administrative Agent, each Agent, the Backup Servicer, the Collateral Agent and the Custodian at any time and from time to time, but, so long as no Event of Default has occurred and is continuing, no more than two times per year, during normal business hours as the Administrative Agent, such Agent, the Backup Servicer, the Collateral Agent and the Custodian shall reasonably request, (a) to inspect and make copies of and abstracts from its records relating to the Transferred Receivables and Transferred Dealer Transaction Rights, and (b) to visit its properties in connection with the collection, processing or servicing of the Transferred Receivables and Transferred Dealer Transaction Rights for the purpose of examining such records, and to discuss matters relating to the Transferred Receivables and Transferred Dealer Transaction Rights or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee of such Person having knowledge of such matters.  In each case, such access shall be afforded without charge.  In connection with any inspection, the Administrative Agent, any Agent, the Backup Servicer, the Collateral Agent and the Custodian may institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Receivables or Transferred Dealer Transaction Rights.  The Borrower agrees to render to the Administrative Agent, each Agent, the Backup Servicer, the Collateral Agent and the Custodian such clerical and other assistance as may be reasonably requested with regard to the foregoing.  Nothing in this Section 11.19 shall derogate from the obligation of the Borrower to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of any of them to provide access as a result of such obligation shall not constitute a breach of this Section 11.19.

THE SERVICER; THE BACKUP SERVICER

Liability of Servicer.  The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement and the other Transaction Documents specifically undertaken by the Servicer and the representations made by the Servicer.

Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.  The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to all or substantially all of its business or assets, unless after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement.  Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and the other Transaction Documents to which the Servicer is a party and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation hereunder.  The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 12.2 to the Required Lenders and the Backup Servicer and the Required Lenders shall have consented thereto.  Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii), (iii) and (iv) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.2 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that after notice or lapse of time would become a Facility Termination Event pursuant to Section 14.1 shall have occurred and be continuing, and (y) the Servicer shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 12.2.

The parties to this Agreement acknowledge that this Section 12.2 shall only apply to the Servicer so long as CAR, CAR Servicing or an Affiliate of CAR is the Servicer.

Covenants of Servicer.

Preservation of Existence.  The Servicer shall observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect (1) the interests hereunder of the Required Lenders or any Secured Party, (2) the collectibility of any Transferred Receivables or Transferred Dealer Transaction Right or (3) its ability to perform its obligations hereunder or under any of the other Transaction Documents.

Keeping of Records and Books of Account.  The Servicer shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables and Transferred Dealer Transaction Rights (including, without limitation, records adequate to permit the daily identification of all collections of and adjustments to each Transferred Receivables or Transferred Dealer Transaction Right).

Maintain Records of Receivables Collateral.  The Servicer shall, at its own cost and expense, maintain satisfactory and complete records of the Receivables Collateral, including a record of all payments received and all credits granted with respect to the Receivables Collateral and all other dealings with the Receivables Collateral.  The Servicer shall maintain its computer systems so that, from and after the time of sale under the Sale and Servicing Agreement of the Dealer Transaction Rights to the Borrower, the Servicer’s master computer records (including any back-up archives) that refer to a Transferred Dealer Transaction Right and the related Receivable shall indicate the interest of the Borrower and the Collateral Agent in such Transferred Dealer Transaction Right and that such Transferred Dealer Transaction Right and the right to receive all monies in respect of the related Receivable are owned by the Borrower and have been pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.  Notwithstanding the foregoing, until the Servicer shall have in effect a new computer system for maintaining records from that in effect on the Initial Closing Date, the covenant set forth in this clause (c) regarding noting the interest of, and the pledge to, the Borrower and the Collateral Agent relating to such Transferred Dealer Transaction Rights and right to receive monies therefor shall not apply.

Notice of Material Adverse Claim.  The Servicer shall advise the Administrative Agent and the Collateral Agent promptly, in reasonable detail, (i) of any material Adverse Claim, other than a Permitted Lien, known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

Limitation on Liability of Backup Servicer.

Neither the Backup Servicer nor any of the directors or officers or employees or agents of the Backup Servicer shall be under any liability to the Borrower, the Investors or the Administrative Agent, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of its duties.  The Backup Servicer and any director, officer, employee or agent of the Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Unless acting as Servicer hereunder, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Administrative Agent, the Collateral Agent, the Borrower and the Investors shall look only to the Servicer to perform such obligations.

The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in CARS Acquisition out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such Person to prepare or provide such information.  The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer or the Administrative Agent or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party or (ii) that is due to or results from the invalidity, unenforceability of any Transferred Receivables under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Transferred Receivables.

Backup Servicer Not to Resign.  Subject to the provisions of Section 12.2, the Backup Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements and the Administrative Agent does not elect to waive the obligations of the Backup Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person.  Any such determination permitting the resignation of Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Required Lenders.  No resignation of the Backup Servicer shall become effective until an entity acceptable to the Required Lenders shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation as permitted by this Section 12.4, the resignation of the Backup Servicer shall become effective.

GRANT OF SECURITY INTEREST

Borrower’s Grant of Security Interest.  As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including, without limitation, Advances, Yield and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and lien upon, all of the Borrower’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Borrower Collateral”):

all Receivables Collateral;

the Sale and Servicing Agreement and all other documents now or hereafter in effect to the extent they relate to the purchase, servicing or processing of Transferred Receivables or Transferred Dealer Transaction Rights, including the right to receive Dealer Recourse payments pursuant to the Dealer Purchase Agreements to the extent permitted under the Sale and Servicing Agreement (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) the Borrower’s right of foreclosure as lienholder of the Financed Vehicles underlying the Contracts, (iv) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (v) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements;

all of the following (the “Borrower Account Collateral”):

the Collection Account, all funds held in the Collection Account, and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account or such funds,

the Cap Funding Reserve Account, all funds held in the Cap Funding Reserve Account, and all certificates and instruments, if any, from time to time representing or evidencing the Cap Funding Reserve Account or such funds, all investments from time to time of amounts in the Collection Account and Cap Funding Reserve Account, and all certificates and instruments, if any, from time to time representing or evidencing such investments, all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Borrower Account Collateral, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Borrower Account Collateral;

each Interest Rate Cap including all rights of the Borrower to receive moneys due and to become due thereunder;

all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement, including the deposit with the Collateral Agent of additional moneys by the Borrower;

all Accounts, all Chattel Paper, all Documents, all Equipment, all General Intangibles, all Instruments, all Investment Property and all Inventory of the Borrower; and

all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in paragraphs (a) through (f) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Borrower Collateral.

Delivery of Collateral.  All documents in the Contracts File shall be delivered to and held by or on behalf of the Custodian pursuant to the Sale and Servicing Agreement, and shall be in suitable form for transfer by delivery.

Borrower Remains Liable.  Notwithstanding anything in this Agreement, (a) except to the extent of the Servicer’s duties under this Agreement, the Borrower shall remain liable under the Transferred Receivables, Transferred Dealer Transaction Rights, Borrower Assigned Agreements and other agreements (including each Interest Rate Cap) included in the Borrower Collateral to perform in all material respects all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower, CAR, the Custodian or the

Servicer from any of their respective duties or obligations under the Transferred Receivables, Transferred Dealer Transaction Rights, Borrower Assigned Agreements or other agreements included in the Borrower Collateral, (c) the Agents, the Secured Parties, the Administrative Agent, the Collateral Agent and the Custodian shall not have any obligation or liability under the Transferred Receivables, Transferred Dealer Transaction Rights, Borrower Assigned Agreements or other agreements included in the Borrower Collateral by reason of this Agreement, and (d) neither the Agent, the Administrative Agent, the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower, CAR, the Custodian or the Servicer under the Transferred Receivables, Borrower Assigned Agreements or other agreements included in the Borrower Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Release of Borrower Collateral.

Generally.  To the extent that (i) the Borrowing Base equals or exceeds the aggregate outstanding principal amount of Advances, (ii) all amounts due and owing with respect to the Advances, including the Yield thereon and other amounts due under the Receivables Financing Agreement have been paid in full, and (iii) no Facility Termination Event or Unmatured Facility Termination Event under Section 14.1 has occurred and is continuing, in connection with the sale or transfer of Transferred Dealer Transaction Rights, Contracts or Transferred Receivables pursuant to a Take-Out Securitization to which the Administrative Agent has consented, in connection with the purchase by the Servicer or the Seller of a Transferred Receivables and related Transferred Dealer Transaction Right pursuant to the Sale and Servicing Agreement, in connection with the payment in full of the Advances and other Obligations hereunder, or if a Transferred Receivable is a Defaulted Receivable, the Borrower may from time to time obtain releases of the Collateral Agent’s (for the benefit of the Secured Parties) security interest in all or any part of the Receivables Collateral (with the matters set forth in the foregoing clauses (i), (ii) and (iii) being determined immediately after giving effect to any requested release and any payments made on the date thereof, including, without limitation, any repayment of Advances and payment of Yield thereon on such date).  Each request (a “Transfer Request”) for a partial release of Receivables Collateral, except in connection with the purchase by the Servicer or the Seller of a Transferred Receivables or Transferred Dealer Transaction Right or the sale or transfer of a Defaulted Receivable pursuant to the Sale and Servicing Agreement (in which case, the Collateral Agent’s security interest in such Transferred Receivable, Transferred Dealer Transaction Right or Defaulted Receivable and in the Contract and Title Documents therefor shall be deemed automatically released without the execution of a Transfer Request so long as clause (c) of this Section 13.4 is complied with as to the proceeds, if any, of such transfer), shall be addressed to the Administrative Agent and the Collateral Agent, demonstrating compliance with the immediately preceding sentence and acknowledging that the receipt of proceeds from such sale or transfer shall be deposited into the Collection Account.

Transfers.  With respect to each Transfer Request that is received by the Administrative Agent by 12:00 noon, New York time on a Business Day, the Administrative Agent shall use due diligence and reasonable efforts to review such Transfer Requests and instruct the Custodian to prepare the files, identified in each Transfer Request, for shipment by 12:00 noon, New York time on the fourth succeeding Business Day or, with respect to shipping out more than 1000 files on any one Business Day, as mutually agreed between the Custodian and the Borrower.

Continuation of Lien.  Unless released in writing by the Collateral Agent, as herein provided, the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in all Borrower Collateral shall continue in effect until such time as the Collateral Agent shall have received payment in full of the proceeds, if any, from the sale or transfer of such Borrower Collateral to third parties in accordance with this Section 13.4.

Application of Proceeds; No Duty.  Neither the Collateral Agent nor any Secured Party shall be under any duty at any time to credit Borrower for any amount due from any third party in respect of any purchase of any Receivables Collateral contemplated above, until the Administrative Agent has actually received such amount in immediately available funds for deposit to the Collection Account.  Neither any Secured Party nor the Collateral Agent shall be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any third party in respect of any such purchase of Contracts or Transferred Receivables covered by the release of such portion of Receivables Collateral or in respect of a securitization or financing thereof with a third party.

Representation in Connection with Releases, Sales and Transfers.  The Borrower represents and warrants that each request for any release or transfer in connection with any Take-Out Securitizations pursuant to Section 13.4(a) shall automatically constitute a representation and warranty to the Secured Parties and the Administrative Agent to the effect that immediately before and after giving effect to such release or Transfer Request, there is no Facility Termination Event or Unmatured Facility Termination Event under Section 14.1 and each of the other conditions set forth in Section 13.4 have been satisfied.

Release of Security Interest.  Upon receipt of a Transfer Request or, in connection with the purchase by the Servicer or the Seller of a Transferred Dealer Transaction Right pursuant to the Sale and Servicing Agreement, upon the Servicer’s written request, and, in each case upon receipt in the Collection Account of proceeds from the sale or transfer (including, without limitation, in connection with the purchase by the Servicer or the Seller of a Transferred Dealer Transaction Right pursuant to the Sale and Servicing Agreement, the related Repurchase Amount), the Collateral Agent shall promptly release, at the Borrower’s expense, such part of the Receivables Collateral covered in connection with the Transfer Request or such Servicer’s request and shall deliver, at the Borrower’s expense, and without recourse, representation or warranty of any kind, the Contracts Files on the released portion of Receivables Collateral to the trustee or such similar entity in connection with the applicable Take-Out Securitization or, in connection with the purchase by the Servicer, CAR or the Seller of a Transferred Dealer Transaction Right pursuant to the Sale and Servicing Agreement, the Servicer; provided that the trustee or such similar entity in connection with the third party securitization (including any Take-Out Securitization) or the Servicer or the Borrower, as the case may be, acknowledges and agrees (i) that all proceeds thereof that it receives from such sale are held in trust for the Secured Parties and (ii) that it shall transfer such funds to the Administrative Agent for deposit in the Collection Account.  The foregoing notwithstanding, upon the deposit into the Collection Account of all amounts required to effect a full payment or prepayment by an Obligor of a Transferred Dealer Transaction Right, the security interest of the Collateral Agent in that Transferred Dealer Transaction Right and any rights to payment in respect of the related Receivables shall be automatically deemed released.

Expenses.  It is understood that the Collateral Agent shall be entitled to receive reimbursement for its reasonable, out-of-pocket, costs and expenses and such reimbursement obligation shall be payable by the Borrower to the extent funds are available therefor under Section 9.5 hereof and otherwise by CAR.

Representations And Warranties Of the Collateral Agent.  The Collateral Agent represents and warrants as of the date hereof that:

It is a national banking association validly existing and in good standing under the laws of the United States of America;

It has full power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Certain Remedies.

Subject to the provisions of Section 13.9 hereof, the Collateral Agent shall, at the written direction of the Required Lenders, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate proceedings as the Required Lenders shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any Transaction Document or in and of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by any Transaction Document or by law.

In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Borrower Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.7(a), by intervention in such proceedings or otherwise:

to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Investors and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent, except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

unless prohibited by applicable law and regulations, to vote (with the consent of each Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent, and, in the event that the Collateral Agent shall consent, to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or vote for or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Collateral Agent to vote in respect of the claim of any Secured Party in any such proceeding except, pursuant to Section 13.7(b)(ii), to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Collateral Agent, each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Other Remedies.  Following an Event of Default, the Collateral Agent shall, at the written direction of the Required Lenders, also do one or more of the following (subject to Section 13.9):

institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all amounts then payable on the Notes or hereunder and Fee Letter with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor upon the Notes moneys adjudged due;

institute proceedings from time to time for the complete or partial foreclosure upon the Borrower Collateral;

exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties; and

sell the Borrower Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law.

Limitation on Duty of Collateral Agent in Respect of Collateral.

Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Borrower Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Borrower Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Borrower Collateral in its possession if the Borrower Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Borrower Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Borrower Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Borrower Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Borrower Collateral or any agreement or assignment contained therein, for the validity of the title of the Borrower to the Borrower Collateral, for insuring the Borrower Collateral or for the payment of taxes, charges, assessments or Liens upon the Borrower Collateral or otherwise as to the maintenance of the Borrower Collateral.

The Collateral Agent shall have no duty to act outside of the United States in respect of any Borrower Collateral located in any jurisdiction other than the United States.

The Collateral Agent may act through its agents or attorneys and shall not be liable for any misconduct or negligence of any such agents or attorneys appointed with due care by it hereunder.

In no event shall Collateral Agent be liable for special, punitive or consequential damages.

No provision of this Receivables Financing Agreement or any other Transaction Document shall require the Collateral Agent to risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not assured to it.

FACILITY TERMINATION EVENTS; EVENTS OF DEFAULT

Facility Termination Events.  The occurrence of any of the following shall constitute a Facility Termination Event under this Agreement:

The aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base and such condition continues unremedied for two Business Days;

The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Borrower or the Seller and such lien shall not have been released within 30 days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Seller and such lien shall not have been released within 30 days;

(i)  Any Transaction Document or any lien or security interest granted thereunder by the Borrower, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower, the Seller, the Servicer, the Guarantor, CCRT or CAR or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document to which it is a party; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens that may arise after the applicable Purchase Date and as provided in clause (b) above) against the Borrower;

A Servicer Default shall have occurred and be continuing;

the Delinquency Ratio exceeds ***;

the Aggregate Outstanding Principal Balance of Eligible Receivables relating to Dealers with Dealer Reserve Percentages less than 15% exceeds *** of Aggregate Outstanding Principal Balance of all Eligible Receivables;

the Charge-Off Ratio exceeds (i) during any period other than a period that includes any Collection Period that encompasses any month occurring during the period of December through March of any year, *** or (ii) during a period that includes any Collection Period that encompasses any month occurring during the period of December through and including March of any year, ***;

CCRT fails to own directly or indirectly *** of the outstanding equity in the Borrower;

CAR shall make any payment, dividend or other distribution to CCRT or any of its Affiliates or to the principals of CCRT or CAR and the aggregate amount of such payments, dividends and other distributions exceeds of *** without the prior consent of the Administrative Agent (not to include amounts paid from time to time in accordance with the Transaction Documents to the Servicer for Servicing the Receivables relating to any Transferred Dealer Transaction Right or for any tax payment due in accordance with the Transaction Documents);

the Seller shall incur Indebtedness (other then any Indebtedness incurred pursuant to the Transaction Documents) after the date hereof in an aggregate principal amount in excess of *** without the prior consent of the Administrative Agent;

the Pool Discount/Reserve Percentage exceeds ***; or

the occurrence of an Event of Default.

Events of Default.  Each of the following shall constitute an Event of Default under this Agreement:

Default in the payment when due of any principal of any Advance, which default shall continue unremedied for one Business Day, or default in the payment of any other amount payable by the Borrower or CAR (in any capacity) hereunder, including, without limitation, any Yield on any Advance or any Fees which default shall continue for two Business Days;

The Borrower, CAR (in any capacity), the Servicer or CCRT shall fail to perform in any material respect any covenant applicable to it contained in this Agreement or any other Transaction Document, and, except in the case of the covenants and agreements contained in Sections 11.7 and 11.8, as to each of which no grace period shall apply, any such failure shall remain unremedied for 30 days after knowledge thereof or after written notice thereof shall have been given by the Administrative Agent to the Borrower, CAR, the Servicer or CCRT, as applicable;

Any representation or warranty of the Borrower, CAR (in any capacity), the Servicer or CCRT made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower, CAR, the Servicer or CCRT to the Administrative Agent for purposes of or in connection with this Agreement or any other Transaction Document shall prove to have been false or incorrect when made or deemed to have been made, and such failure would result in a Material Adverse Effect with respect to such Person, and such failure shall remain unremedied for 30 days after knowledge thereof or after written notice thereof shall have been given by the Administrative Agent to the Borrower, CAR, the Servicer or CCRT, as applicable; provided that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Receivable relating to any Transferred Dealer Transaction Right if such Transferred Dealer Transaction Right shall have been purchased or repurchased by the Servicer or the Seller; or

An Insolvency Event shall have occurred and be continuing with respect to the Borrower, the Seller, the Servicer or CCRT.

Effect of an Event of Default.

Optional Termination.  Upon notice by the Administrative Agent that an Event of Default (other than an Event of Default described in Section 14.2(d)) has occurred, and so long as such Event of Default is continuing, the Required Lenders may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and the Facility Termination Date shall be deemed to have occurred.

Automatic Termination.  Upon the occurrence of an Event of Default described in Section 14.2(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind.

The Administrative Agent will give the Collateral Agent written notice of the occurrence of any Event of Default or any waiver of any Event of Default, provided that the failure of the Administrative Agent to give the Collateral Agent written notice of any Event of Default shall not affect the rights of the Administrative Agent, the Collateral Agent or the Lenders with respect to the Borrower or the Borrower Collateral following such Event of Default.

Rights Upon Event of Default.  If an Event of Default shall have occurred and be continuing, the Required Lenders may direct the Administrative Agent to exercise any of the remedies specified herein in respect of the Borrower Collateral.

Rights Upon Facility Termination Event.  If a Facility Termination Event shall have occurred and be continuing, the Facility Termination Date shall occur and the commitments of the Lenders hereunder shall terminate.

THE AGENTS

Appointment.  Each Lender and each Agent hereunder hereby irrevocably designates and appoints U.S. Bank National Association as Collateral Agent hereunder and under the other Transaction Documents, and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto.  Each Lender and each Agent hereunder hereby irrevocably designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder and under the other Transaction Documents, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto.  Each Lender in each Lender Group hereby irrevocably designates and appoints the Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto.  The Collateral Agent, the Administrative Agent and each Agent hereby accepts such appointment.  Each of the Administrative Agent and the Collateral Agent shall promptly deliver, but in any event no later than the following Business Day, a copy of any notice, certificate, report or other documents received by it in its capacity as Administrative Agent or Collateral Agent to each Agent, provided that the Collateral Agent shall not be obligated to deliver any such copy to DBNY, in its capacity as an Agent, if DBNY is the Administrative Agent at such time and the notice, certificate, report or other document on its face indicates that the Administrative Agent has received a copy of such item.  Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent, the Collateral Agent nor any Agent (the Administrative Agent, the Collateral Agent and each Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.

Delegation of Duties.  Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Note Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable CARS Acquisition.  The Administrative Agent hereby directs the Collateral Agent to appoint, and the Collateral Agent hereby appoints, the Custodian to act as its agent to maintain custody of the Contract Files and for the other purposes described in Section 3.03 of the Sale and Servicing Agreement.

Exculpatory Provisions.  Neither any Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 15.2 under or in connection with this Agreement or the other Transaction Documents (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document.  Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower, the Seller, CAR, the Guarantor, CCRT, the Custodian, the Backup Servicer, any Cap Provider or the Servicer.

Reliance by Agents.  Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to each of the Lenders), independent accountants and other experts selected by such Note Agent.  Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Administrative Agent or the Collateral Agent, by the Lenders or (ii) in the case of an Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.

Notices.  No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Facility Termination Event unless such Note Agent has received notice from the Servicer, the Borrower or any Lender, referring to this Agreement and describing such event.  In the event that the Administrative Agent or the Collateral Agent receives such a notice, it shall promptly give notice thereof to each Agent, and in the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group.  The Administrative Agent or Collateral Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by (i) Lenders in its Lender holding greater than 50% of the outstanding Advances held by such Lender Group; provided that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Non-Reliance on Agent.  The Lenders expressly acknowledge that neither any Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by a Note Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, the Borrower, the Seller, CAR, the Guarantor, CCRT, the Servicer, the Custodian or the Backup Servicer, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender.  Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Seller, CAR, the Guarantor, CCRT, the Servicer, the Custodian, the Backup Servicer and the Borrower Collateral and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Seller, CAR, the Guarantor, CCRT, the Servicer, the Custodian, the Backup Servicer and the Borrower Collateral.  Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Borrower Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Seller, CAR, the Guarantor, CCRT, the Borrower, the Servicer, the Custodian or the Backup Servicer which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Indemnification.  (i)  The Committed Lenders agree to indemnify each of the Administrative Agent and the Collateral Agent and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower, the Seller, the Guarantor, CCRT, the Servicer, the Custodian or CAR under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to their Commitment Percentages and (ii) the Committed Lenders in each Lender Group agree to indemnify the Agent for such Lender Group in its capacity as such (without limiting the obligation (if any) of the Borrower, the Seller, the Guarantor, CCRT, the Servicer, the Custodian or CAR under the Transaction Documents to reimburse such Agent for any such amounts), ratably according to their respective Commitments, in each case, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Note Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not such Note Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Note Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Note Agent or such affected Person).  The provisions of this Section 15.7 shall survive the termination of the Transaction Documents and the resignation or removal of the Administrative Agent, Collateral Agent or any other Note Agent.

Successor Agent.  Each of the Administrative Agent and Collateral Agent may, upon five (5) days’ notice to the Lenders (with a copy to the Borrower and the Servicer), resign as Administrative Agent or Collateral Agent; provided, that an Agent or a Lender agrees to become the successor Administrative Agent or Collateral Agent hereunder in accordance with the next sentence.  If the Administrative Agent or Collateral Agent shall resign as Administrative Agent or Collateral Agent under this Agreement, then the Required Lenders during such period shall appoint from among the Agents and the Committed Lenders a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as the case may be, and the term “Administrative Agent” or “Collateral Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the rights, powers and duties of the former Administrative Agent or Collateral Agent as Administrative Agent or Collateral Agent shall be terminated, without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.  In the event of any such resignation of the Administrative Agent or Collateral Agent, the Administrative Agent or Collateral Agent shall promptly transfer (upon its receipt of any outstanding fees, expenses and indemnities due and owing to it) to the successor Administrative Agent or Collateral Agent, as the case may be, as directed in writing by the Required Lenders, all accounts, funds and investments being administered under this Agreement and shall cooperate with the Required Lenders, CAR and the successor administrative agent to facilitate the continued perfection and priority of the Lien granted for the benefit of the Secured Parties in the Borrower Collateral.  Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group, the Administrative Agent and each other Agent, the Borrower and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 15.8.  If an Agent shall resign as Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Advances (or, if no Advances are outstanding, the Noncommited Lender and more than 50% (by Commitment) of the Committed Lenders in such Lender Group) held by such Lender Group shall appoint from among the Committed Lenders in such Lender Group a successor agent for such Lender Group.  After any retiring Note Agent’s resignation hereunder as Note Agent, the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Note Agent under this Agreement.  No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent; provided, however, that in the event a successor Note Agent is not appointed within 60 days after such Note Agent has given notice of its resignation as permitted by this Section 15.8, such Note Agent may petition a court of competent jurisdiction for its removal and appointment of a successor.

Agents in their Individual Capacity.  Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Seller, CAR, the Guarantor, CCRT, the Servicer, the Custodian, the Backup Servicer or any other Note Agent or Investor as though such Note Agent were not an agent hereunder.  In addition, the Lenders acknowledges that one or more Persons which are Note Agents may act (i) as administrator, sponsor or agent for one or more Noncommitted Lenders and in such capacity acts and may continue to act on behalf of each such Noncommitted Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Noncommitted Lenders is party and in various other capacities relating to the business of any such Noncommitted Lender under various agreements.  Any such Person, in its capacity as Note Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of CARS Acquisition in connection with the performance of its duties as a Note Agent other than as expressly provided in this Agreement.  Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

ASSIGNMENTS

Restrictions on Assignments.  Except as specifically provided herein and in the Transaction Documents, neither the Borrower, the Seller, the Guarantor, CCRT, the Servicer, CAR, the Administrative Agent, the Collateral Agent, the Custodian nor Backup Servicer may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Required Lenders.  No Noncommitted Lender shall assign any of its Advances or rights hereunder without the consent of its Committed Lenders and the consent of the Borrower; and no Committed Lender may assign any of its Advances or rights or commitments hereunder without the consent of the related Noncommitted Lenders and the consent of the Borrower.  Any Lender may furnish any information concerning the Borrower, the Seller, the Servicer, the Guarantors, CAR or CCRT or the Transaction Documents to prospective assignees or participants; provided that prior to furnishing any such information, any such prospective assignee or participant shall have executed a confidentiality agreement in which it agrees to comply with the provisions of Section 18.14.

Documentation.  Each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance.

Rights of Assignee.  Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XVI, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Investors in Section 6.1 shall be deemed to apply to such assignee.

Notice of Assignment.  Each Lender shall provide notice to the Borrower, the Servicer and the Seller of any assignment hereunder by such Lender to any assignee.  Each Lender authorizes the related Agent to, and such Agent agrees that it shall, endorse the Notes to reflect any assignments made pursuant to this Article XVI or otherwise, together with a copy of the executed assignments, which shall include the address, contact information, and payment instructions for the assignee.

Registration; Registration of Transfer and Exchange.

The Administrative Agent shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Administrative Agent shall provide for the registration of the Notes and of transfer of interests in the Notes.  The Administrative Agent is hereby appointed “Note Registrar” for the purpose of registering the Notes and transfers of the Notes as herein provided.

Each person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 16.5.  A Note may be exchanged (in accordance with Section 16.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 16.1) (or its agent or nominee) of all or a portion of the Advances.  The Administrative Agent shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Administrative Agent (i) either (x) evidence satisfactory to it that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a “prohibited transaction” under ERISA or (y) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 16.5, the restrictions noted on the face of such Note and (ii) a properly executed Form W-9 and, in the case of a transferee who is a foreign person (within the meaning of Section 7701(a)(5) of the Code), a properly executed Form W-8ECI, Form W-8BEN or Form W-81MY.

At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower.  Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Administrative Agent) the new Note which the holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Administrative Agent), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Administrative Agent) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.  Each such Note shall be accompanied by a statement providing the name of the transferee and indicating whether the transferee is subject to income tax backup withholding requirements and whether the transferee is the sole beneficial owner of such Notes.

No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note, other than exchanges pursuant to this Section 16.5.

The holders of the Notes shall be bound by the terms and conditions of this Agreement.

Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Administrative Agent, the Borrower shall execute and deliver (through the Administrative Agent) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Borrower and the Administrative Agent prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Administrative Agent that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Administrative Agent), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 16.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Note issued pursuant to this Section 16.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 16.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

Persons Deemed Owners.  The Borrower, the Servicer, the Seller, the Backup Servicer, the Agents, the Administrative Agent, the Collateral Agent, the Custodian and any agent for any of the foregoing may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Seller, the Guarantor, CCRT, the Servicer, the Agents, the Administrative Agent, the Collateral Agent, the Custodian and any such agent shall be affected by notice to the contrary.

Cancellation.  All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled.  The Borrower shall promptly cancel and deliver to the Administrative Agent any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 16.8, except as expressly permitted by this Agreement.

Participations; Pledge.

At any time and from time to time, each Lender may, in accordance with applicable law, at any time grant participations in all or a portion of its Commitment and/or its interest in the Advances and other payments due to it under this Agreement and the Notes to any Person (each, a “Participant”); provided, however, that no participation shall be granted to any Person unless and until the Administrative Agent shall have consented thereto (which consent shall not be unreasonably withheld or delayed).  Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) neither the Borrower, the Seller, the Guarantor, CCRT, Administrative Agent, the Collateral Agent, the Custodian, any Agent, the Backup Servicer nor the Servicer shall have any obligation to have any communication or relationship with any Participant.  Each Participant shall comply with the provisions of Section 5.1(c).

Each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with applicable law.

INDEMNIFICATION

Indemnity.  The Borrower (to the extent of funds available therefor under Section 9.5 of this Agreement) agrees, to indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Backup Servicer, the Lenders, the Agents and each of their Affiliates, and their respective successors and assigns (each an “Indemnified Party”) against any and all claims, damages, losses, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and costs of investigation to the extent actually incurred) of any kind or nature whatsoever awarded against or incurred by any of them in connection with this Agreement and the Transaction Documents; excluding, however, as to each Indemnified Party (and the Borrower shall not have any obligation to indemnify any such Person for any liabilities arising from), (a) claims, damages, losses, liabilities or expenses payable to such Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any such Indemnified Party or its agent or subcontractor, or (b) taxes imposed on such Indemnified Party or any affiliate thereof, however denominated, and franchise taxes imposed on the net income of any Indemnified Party, in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which such Indemnified Party or its applicable lending office is organized or located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any connection between the jurisdiction imposing such tax and such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder.  The provisions of this Section 13.7 shall survive the resignation or removal of the Administrative Agent or the Collateral Agent or any successor Administrative Agent or the Collateral Agent and the termination of this Agreement.  If the Borrower has made any indemnity payments pursuant to this Section 17.1 and the Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party shall promptly repay such amounts collected to the Borrower, without interest.

Contribution.  If for any reason (other than the exclusions (a) through (b) set forth in Section 17.1) the indemnification provided above in Section 17.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower, on the other hand, as well as any other relevant equitable considerations.

MISCELLANEOUS

No Waiver; Remedies.  No failure on the part of any Investor, any Agent, the Administrative Agent, the Collateral Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, each Investor and Participant is hereby authorized by the Borrower, the Seller and CAR at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower, the Seller or CAR (as the case may be) to the amounts owed by the Borrower, such Seller or CAR, respectively, under this Agreement, to the Administrative Agent, the Collateral Agent, the Agents, any Affected Person, any Indemnified Party or any Investor or their respective successors and assigns.

Amendments, Waivers.  This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 18.2.  With the written consent of the Required Lenders, the Agents, Borrower, the Seller, the Guarantor, CCRT, the Servicer, CAR, Administrative Agent, the Collateral Agent, the Custodian and the Backup Servicer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this

Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby or (ii) amend, modify or waive any provision of this Section 18.2 or 18.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders.  Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.  No amendment, supplement, modification or waiver of this Agreement shall take effect unless each Rating Agency shall have confirmed that such action will not result in the withdrawal or reduction of its rating of the Notes.

Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications to CAR, CAR Servicing or CCRT, in any capacity, shall be copied to its counsel, Troutman Sanders LLP, 600 Peachtree Street, Suite 5200, Atlanta, Georgia 30308-2216, Attn: William Brinkley Dickerson, Esq., 404-885-3822 (telephone), 404-962-6743 (facsimile).  All such notices and communications to the Borrower shall be copied to its counsel, Lionel Sawyer & Collins, 50 W. Liberty Street, Suite 1100, Reno, NV 89501, Attn: Colleen A. Dolan, (telephone) 775-788-8654, (facsimile) 775-788-8682.  All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2 shall not be effective until received.

Costs, Expenses and Taxes.  (a)  In addition to the rights of indemnification granted under Section 17.1, the Borrower or CAR on behalf of the Borrower agrees to pay on demand all reasonable out of pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Backup Servicer, the Agents and the Lenders in connection with the preparation (subject to the Fee Letter), execution, delivery and syndication of this Agreement, any Support Facility and the other documents and agreements to be delivered hereunder or with respect hereto, and CAR further agrees to pay all reasonable out of pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Backup Servicer, the Agents and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement and any Support Facility, including, without limitation, the reasonable actual fees and out-of-pocket expenses of counsel for the Administrative Agent, the Collateral Agent, the Backup Servicer, the Agents and the Lenders with respect thereto and with respect to advising the Administrative Agent, the Collateral Agent, the Backup Servicer, the Agents and the Lenders as to their rights and remedies under this Agreement and any Support Facility, and to pay all reasonable costs and expenses, if any (including reasonable counsel fees and expenses actually incurred), of the Administrative Agent, the Collateral Agent, the Backup Servicer, the Agents, the Lenders, the Investors, and their respective Affiliates, in connection with the enforcement against CCRT, CAR or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto, provided that, so long as no Facility Termination Event has occurred and is continuing, after the Effective Date the Borrower and CAR, individually or collectively, shall not be obligated under this Agreement to reimburse (x) the Administrative Agent, the Agents, the Lenders and the Investors for costs and expenses, including without limitation filing fees, periodic audit expenses, rating agency fees, due diligence expenses, accounting expenses, fees and expenses of counsel and disbursements, in excess of $100,000 in the aggregate in any calendar year, (y) the Backup Servicer for costs and expenses, including without limitation filing fees, periodic audit expenses, fees and expenses of counsel and disbursements, in excess of $25,000 in the aggregate in any calendar year and (z) the Collateral Agent for costs and expenses, including without limitation filing fees, periodic audit expenses, fees and expenses of counsel and disbursements, in excess of $25,000 in the aggregate in any calendar year.

Binding Effect; Survival.  This Agreement shall be binding upon and inure to the benefit of Borrower, the Seller, the Guarantor, CCRT, the Investors, the Agents, the Administrative Agent, the Collateral Agent, the Back-Up Servicer, the Custodian, the Servicer, CAR, and their respective successors and permitted assigns, and the provisions of Section 5.1(b), Article VI, Section 12.1 and Article XVII shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and permitted assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XVI or any other provisions of the Transaction Documents.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time when all Obligations have been finally and fully paid and performed.  The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article X and the indemnification and payment provisions of Article VI, Section 12.1 and Article XVII and the provisions of Section 18.10, Section 18.11 and Section 18.12 shall be continuing and shall survive any termination of this Agreement and any termination of CAR’s rights to act as Servicer hereunder or under any other Transaction Document.

Captions and Cross References.  The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.  Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SELLER, THE BORROWER, THE SERVICER, THE CUSTODIAN, THE BACKUP SERVICER, THE GUARANTOR, ADMINISTRATIVE/COLLATERAL AGENT, THE AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

No Proceedings.

Each of the Borrower, the Seller, CAR, the Guarantor, CCRT, the Custodian, the Servicer, the Backup Servicer, the Administrative Agent, the Collateral Agent, each Agent and each Investor hereby agrees that it will not institute against any Lender which is a Structured Lender, or join any other Person in instituting against such Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper or other senior indebtedness issued by such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding.  The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

Each of CAR, the Custodian, the Servicer, the Seller, the Backup Servicer, each Agent, each Investor, the Administrative Agent and the Collateral Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder or any indebtedness issued by the Borrower secured by motor vehicle installment sales contracts or loans and other related collateral shall be outstanding, or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding.  The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

Limited Recourse.  No recourse under any obligation, covenant or agreement of a Lender, the Borrower, CAR, or the Servicer contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender, the Borrower, CAR, or the Servicer, or any of their respective Affiliates (solely by virtue of such capacity), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, the Borrower, CAR, or the Servicer, as applicable, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender, the Borrower, CAR, or the Servicer, or any of their respective Affiliates (solely by virtue of such capacity), or any of them under or by reason of any of the obligations, covenants or agreements of a Lender, the Borrower, CAR, or the Servicer contained in this Agreement or in any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by a Lender, the Borrower, CAR or the Servicer, as applicable, of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement and any of the other Transaction Documents; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of their willful misconduct, gross negligence or of fraudulent actions taken or fraudulent omissions made by them.

ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Confidentiality.  9.  The Borrower, the Servicer, the Seller, CCRT, the Guarantor and CAR shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their affiliates and its and their officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) with the consent of such Lender, (iii) to the extent the Borrower, the Seller, CAR, the Guarantor, CCRT or the Servicer or any Affiliate of any of them should be required by any law or regulation applicable to it or requested by any Official Body to disclose such information or (iv) at any time which is 18 months after such information was provided to the Borrower, the Seller, CAR, the Guarantor, CCRT or the Servicer; provided, that, in the case of clause (iii), the Borrower, such Seller, CAR, the Guarantor, CCRT or the Servicer, as the case may be, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Administrative Agent of its intention to make any such disclosure prior to making such disclosure.

The Administrative Agent, the Collateral Agent, the Backup Servicer, each Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information obtained by the Administrative Agent, the Collateral Agent, the Backup Servicer, such Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Administrative Agent, the Collateral Agent hereunder may in all cases be distributed by the Administrative Agent, the Collateral Agent to the Agents and the Lenders) except that the Administrative Agent, the Collateral Agent, the Backup Servicer, such Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Administrative Agent, the Collateral Agent, the Backup Servicer, such Agent or such Lender, (iii) to the extent such information was available to the Administrative Agent, the Collateral Agent, the Backup Servicer, such

Agent or such Lender on a nonconfidential basis prior to its disclosure to the Administrative Agent, the Collateral Agent, the Backup Servicer, such Agent or such Lender hereunder, (iv) with the consent of CAR, (v) to the extent permitted by Article XVI, (vi) to the extent the Administrative Agent, the Collateral Agent, the Backup Servicer, such Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information, (vii) for the purposes of establishing a “due diligence” defense, (viii) in the case of any Lender that is a Structured Lender, to rating agencies, placement agents and providers of liquidity and credit support who agree to hold such information in confidence or (ix) at any time which is 18 months after such information was provided to the Administrative Agent, the Collateral Agent, the Backup Servicer, such Agent or such Lender; provided, that, in the case of clause (vi) above, the Administrative Agent, the Collateral Agent, the Backup Servicer, such Agent or such Lender, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vi)(A) above, will (unless otherwise prohibited by law) notify CAR of its intention to make any such disclosure prior to making any such disclosure.

[signature pages begin on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CAR FUNDING, INC., as Borrower

By:
Name:
Title:
101 Convention Center Drive, Suite 850-
24A
Las Vegas, NV 89109
Attention: Joshua C. Miller, Assistant
Secretary
Facsimile No.: 702-598-3651

CAR FINANCIAL SERVICES, INC., individually and as Seller and Custodian

By:
Name:
Title:
245 Perimeter Center Parkway, Suite 600
Atlanta, GA 30346
Attention: General Counsel
Facsimile No.: 770-206-6187

CONSUMER AUTO RECEIVABLES SERVICING, LLC, individually and as Servicer

By:
Name:
Title:
245 Perimeter Center Parkway, Suite 600
Atlanta, GA 30346
Attention: General Counsel
Facsimile No.: 770-206-6187

COMPUCREDIT CORPORATION, as Guarantor

By:
Name:
Title:
245 Perimeter Center Parkway, Suite 600
Atlanta, GA 30346
Attention: General Counsel
Facsimile No.: 770-206-6187

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

U.S. Bank Corporate Trust Services
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota 55107-2292

Attention: Car Funding Inc.
Facsimile No.: (651) 495-8093

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

60 Wall Street
New York, New York 10005
Attention: Conduit Funding/Administration
Telecopier: (212) 797-5150

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:
Name:
Title:

Address: MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:	Corporate Trust Services – Asset- Backed Administration
Telephone:	612-667-8058
Facsimile No.:	612-667-3464

NANTUCKET LENDER GROUP

Type of Lender:	NANTUCKET FUNDING CORP., LLC
Noncommitted Lender

Maximum Purchase	By:
Amount: $150,000,000	Name:
Title:

Address for Notices:

c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, New York 10005
Attn: President
Telecopier: (212)346-9012

with a copy to:

c/o Deutsche Bank AG, New York Branch, Agent
60 Wall Street
New York, New York 10005
Attention: Conduit Funding/Administration
Telecopier: (212) 797-5150

Payment Instructions:

Fed ABA: 026-003-780
Fed Bank: Deutsche Bank, NY
Acct. #: 10-598524-0008
Acct. Name: Nantucket Funding Corp., LLC
Attention: Siegfried Rader Ph: 212-474-7737
Ref: CCRT

Type of Lender:	DEUTSCHE BANK AG, NEW YORK BRANCH
Committed Lender

Commitment: $150,000,000	By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

c/o Deutsche Bank AG, New York Branch
60 Wall Street
New York, New York 10005
Attention: Conduit Funding/Administration
Telecopier: (212) 797-7973

Payment Instructions:

Fed ABA: 021-000-018
Fed Bank: The Bank of New York
Acct. Name: DBO
Account #: GLA-111569
Attention: Nicole Lashley
Ref: CCRT

DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent

By:
Name:
Title:

By:
Name:
Title:

Address for Notices:

c/o Deutsche Bank AG, New York Branch
60 Wall Street
New York, New York 10005
Attention: Conduit Funding/Administration
Telecopier: (212) 797-7973

Payment Instructions:

Fed ABA: 021-000-018
Fed Bank: The Bank of New York
Acct. Name: DBO
Account #: GLA-111569
Attention: Nicole Lashley
Ref: CCRT

EXHIBIT A

Deutsche Bank AG, New York Branch,
as Administrative Agent

60 Wall Street

New York, NY 10005

Attention:

Fax #: (212) 797-

Phone #: (212) 250-++++

RE:          Advance Request: $

[                       ]

Gentlemen and Ladies:

This Advance Request is delivered to you pursuant to Section 2.2 of the Receivables Financing Agreement, dated as of April 1, 2005 (together with all amendments, if any, from time to time made thereto, the “Receivables Financing Agreement”), among CAR Funding Inc. (the “Borrower”), CAR Financial Services, Inc., Consumer Auto Receivables Servicing, LLC, CompuCredit Corporation, U.S. Bank National Association, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, and the Lenders and Agents parties thereto.  Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Receivables Financing Agreement.

The Borrower hereby requests that an Advance be made in the aggregate principal amount of $          on the                            .

Please wire xxxxxxxxx to the Cap Reserve Account to cause the amount on deposit therein to equal the Required Cap Reserve Account Amount and xxxxxxxxxx to the Borrower at the Borrower’s direction.  Wiring instructions are included at the end of this letter.

The Borrower represents that the conditions described in subsections 7.2(a) through 7.2(h) of the Receivables Financing Agreement have been satisfied with respect to the Advance.

The Borrower agrees that if prior to the Effective Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Advance requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

The Borrower has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this     day of           , 200  .

CAR FUNDING, INC.
By:
Name:
Title:

Wire Instructions:

Bank:

ABA

Account Name:

Account Number:

For further credit to account

Ref:

EXHIBIT B

NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND WILL NOT BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”).  BY ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE RECEIVABLES FINANCING AGREEMENT.

$	, 2005

FOR VALUE RECEIVED, the undersigned, CAR FUNDING, INC., a Nevada corporation (the “Borrower”), promises to pay to the order of                    , as Agent, on the Facility Termination Date the principal sum of                                          ($                ) or, if less, the aggregate unpaid principal amount of all Advances shown on the schedule attached hereto (and any continuation thereof) and/or in the records of Agent made by the Lenders in the related Lender Group pursuant to that certain Receivables Financing Agreement, dated as of April 1, 2005] (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Receivables Financing Agreement”), among the Borrower, CAR Financial Services, Inc., Consumer Auto Receivables Servicing, LLC, CompuCredit Corporation, U.S. Bank National Association, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, and the Lenders and the Agents parties thereto.  Unless otherwise defined, capitalized terms used herein have the meanings provided in the Receivables Financing Agreement.

The Borrower also promises to pay Yield on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Receivables Financing Agreement.

Payments of both principal and Yield are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Receivables Financing Agreement.

This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Receivables Financing Agreement, and the holder hereof is entitled to the benefits of the Receivables Financing Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

As provided in the Receivables Financing Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Administrative Agent in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $100,000.  As provided in the Receivables Financing Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Borrower, any agent of the Borrower, and the Administrative Agent may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note may be overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary.

The holder hereof hereby agrees, and any assignee of such holder, by accepting such assignment, shall be deemed to have agreed, that it will not institute against any Lender which is a Structured Lender or the Borrower, or join any other Person in instituting against any such Lender or the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as, in the case of any such Lender, any commercial paper or other senior indebtedness issued by such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding and, in the case of the Borrower, any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding.  The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.  The agreement set forth in this paragraph shall survive payment of this Note.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

CAR FUNDING, INC.

By:
Name:
Title:

Form of Assignment Form

ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                             , agent to transfer this Note on the books of the Borrower.  The agent may substitute another to act for him.

Dated:	Signed:

(sign exactly as the name appears on the other side of this Note)

Signature Guarantee

Important Notice:  When you sign your name to this Assignment Form without filling in the name of your “Assignee” or “Attorney”, this Note becomes fully negotiable, similar to a check endorsed in blank.  Therefore, to safeguard a signed Note, it is recommended that you fill in the name of the new owner in the “Assignee” blank.  Alternatively, instead of using this Assignment Form, you may sign a separate “power of attorney” form and then mail the unsigned Note and the signed “power of attorney” in separate envelopes.  For added protection, use certified or registered mail for a Note.

Schedule attached to Note dated April 1, 2005 of CAR Funding, Inc. payable to the order of                             , as Agent

Date of Advance or Repayment	Amount of Advance	Amount of Repayment
April 1, 2005

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

***

ARTICLE I DEFINITIONS
ARTICLE II THE FACILITY, ADVANCE PROCEDURES AND NOTE
ARTICLE III YIELD, FEES, ETC.
ARTICLE IV GUARANTY
ARTICLE V PAYMENTS; TAXES
ARTICLE VI INCREASED COSTS, ETC.
ARTICLE VII EFFECTIVENESS; CONDITIONS TO ADVANCES
ARTICLE VIII ADMINISTRATION AND SERVICING OF RECEIVABLES
ARTICLE IX ACCOUNTS; PAYMENTS
ARTICLE X REPRESENTATIONS AND WARRANTIES
ARTICLE XI BORROWER COVENANTS
ARTICLE XII THE SERVICER; THE BACKUP SERVICER
ARTICLE XIII GRANT OF SECURITY INTEREST
ARTICLE XIV FACILITY TERMINATION EVENTS; EVENTS OF DEFAULT
ARTICLE XV THE AGENTS
ARTICLE XVI ASSIGNMENTS
ARTICLE XVII INDEMNIFICATION
ARTICLE XVIII MISCELLANEOUS

EXHIBIT A	Form of Advance Request
EXHIBIT B	Form of Note
EXHIBIT C	Form of Borrowing Base Confirmation

EXECUTION COPY

ANNEX I

DEFINITIONS

As used in the Receivables Financing Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Receivables Financing Agreement or in such other document herein referenced:

“Accountants’ Report” has the meaning set forth in Section 8.7 of the Receivables Financing Agreement.

“Accounting Date” means (a) the last day of a Collection Period and (b) with respect to a Distribution Date or Determination Date, the last day of the Collection Period preceding such Distribution Date or Determination Date (such date being referred to as the “related Accounting Date” with respect to such Distribution Date or Determination Date).

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Accrued Costs” means, on any day, the sum of the following:

unpaid Yield and Fees accrued in respect of the Advances assuming each Advance has borne interest at the Alternative Rate during the period from the prior Distribution Date to such date;

Yield and Fees in respect of the Advances estimated to accrue for the period from such date to the succeeding Distribution Date assuming (A) that the aggregate outstanding principal amount of the Advances during each day of such period will equal *** of the aggregate outstanding principal amount of the Advances on such day and (B) that each Advance will bear interest during such period at the Alternate Rate; and

any excess of the amounts required to be distributed pursuant to clauses (i) through (viii) of Section 9.5(a) of the Receivables Financing Agreement on the preceding Distribution Date over the Amount Available on such Distribution Date.

provided that the *** percentages used in clause (b) above shall be 100% if no Level Two Trigger Event shall have occurred and be continuing and the Servicer is delivering to the Collateral Agent and the Administrative Agent daily reports on Collections, Delinquent Receivables, Defaulted Receivables, the Aggregate Outstanding Principal Balance, the Borrowing Base and such other information as the Administrative Agent may reasonably request.

“Acquisition Agreement” means the Asset Purchase Agreement, dated as of December 10, 2004, between the Predecessors in Interest and CCRT and CARS Acquisition, as amended, supplemented or otherwise modified from time to time.

“Adjusted Commitment Percentage” means, for a Committed Lender with respect to a specific Noncommitted Lender, the Commitment of such Committed Lender as a percentage of the Maximum Loan Amount of such Noncommitted Lender.

“Adjusted Eurodollar Rate” means, for any Fixed Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equivalent to the rate determined pursuant to the following formula:

Adjusted Eurodollar Rate	=	LIBOR Rate
1-LIBOR Reserve Percentage

on the first day of such Fixed Period.

“Administrative Agent” means Deutsche Bank AG, New York Branch solely in its capacity as Administrative Agent, together with its permitted successors and assigns in such capacity.

“Administrative Agent Fee Letter” means any letter agreement(s) or schedule of fees entered into by CAR and the Borrower, with the consent of the Required Lenders, with a substitute Administrative Agent relating to fees payable to such substitute Administrative Agent.

“Administrative Agent’s Account” has the meaning set forth in Section 5.1(a) of the Receivables Financing Agreement.

“Advance” means, individually and collectively, the amounts disbursed by any Lender to the Borrower pursuant to Section 2.1 of its Receivables Financing Agreement.

“Advance Rate” means, on any day, the lower of (a) 60% and (b) the Base Advance Rate on such day minus the Pool Discount/Reserve Percentage as of the preceding Distribution Date.

“Adverse Claim” means any claim of ownership or any Lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien or security interest, other than the security interests created under the Transaction Documents.

“Affected Person” has the meaning set forth in Section 6.1 of the Receivables Financing Agreement.

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan).  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or

to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“AFP Program” means the program of CAR (or a Predecessor in Interest) for purchasing Receivables which has been designated as the “Advanced Funding Program” or “AFP Program” as more particularly described in the Credit and Collection Policy.

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“Agent” has the meaning set forth in the Preamble of the Receivables Financing Agreement.

“Aggregate Eligible Receivables Balance” means, as of any date, the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables on such day of determination.

“Aggregate Interest Rate Caps Notional Amount” means with respect to any date of determination an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Cap Agreements, Replacement Interest Rate Caps and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Outstanding Principal Balance” means, with respect to any group of Receivables as of any date, the sum of the outstanding Principal Balances of all such Receivables as at 11:59 p.m. on the immediately preceding day.

“Aggregate Net Outstanding Principal Balance” means, with respect to any group of Receivables as of any date, the sum of the Net Outstanding Principal Balances of all such Receivables as at 11:59 p.m. on the immediately preceding day.

“Agreement” means this Receivables Financing Agreement (including the Fee Letter), as it may be amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; and

½ of one percent above the Federal Funds Rate.

“Alternative Rate” for any Advance means a rate per annum equal to the Adjusted Eurodollar Rate for such Advance or portion thereof; provided, however, that in the case of any Fixed Period on or after the first day on which a Committed Lender shall have notified the related Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Committed Lender to fund such Advance at the Alternative Rate set forth above (and such Committed Lender shall not have subsequently notified such Agent that such circumstances no longer exist), any Fixed Period of less than seven days,

any Fixed Period of seven to (and including) 29 days, in the event the Adjusted Eurodollar Rate is not reasonably available to any Agent for such a Fixed Period,

any Fixed Period as to which the related Advance will not be funded by issuance of commercial paper, as determined by the related Agent (on behalf of a Noncommitted Lender) later than 12:00 noon (New York City time) on the second Business Day preceding the first day of such Fixed Period, or

(e)           any Fixed Period for a Borrowing the principal amount of which allocated to the Committed Lenders in the aggregate is less than $1,000,000,

the “Alternative Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such Fixed Period.

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“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Net Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Interest Rate Cap with respect to the Accrual Period ending on the day preceding such Distribution Date, plus (b) any investment income earned on amounts on deposit in the Collection Account and the Cap Funding Reserve Account since the prior Distribution Date (or the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account since the last day of the related Collection Period.

“Ancillary Product” means, with respect to any Contract, any extended vehicle service contract, vehicle warranty, guaranteed auto protection policies or waivers, mechanical breakdown contracts or such other products or services sold to an Obligor in connection with his or her financing of a Financed Vehicle.

“Approved State” means (a) the 38 states where CAR is licensed (as necessary) and doing business as of the Effective Date, (b) following successful state licensing or approval (as necessary), Arkansas, Illinois, Iowa, Mississippi and Wisconsin and (c) any additional states approved by the Administrative Agent.  Such approval shall not be unreasonably withheld. Such approval will be granted upon CAR’s demonstration of being licensed to do business in such state, conformity by CAR with any applicable laws or regulations and the satisfactory due diligence by the Administrative Agent.

“APR” of a Contract means annual percentage rate and is the annual rate of finance charges specified in such Contract.

“Assignments” means, collectively, the original instrument of assignment of a Receivable and all other documents securing such Receivable made by a Dealer to the Seller and by the Seller to the Purchaser.

“Available Commitment Amount” of a Noncommitted Lender means the aggregate of the unutilized Commitments of the Committed Lenders with respect to such Noncommitted Lender.

“Backup Servicer” means Wells Fargo Bank, National Association, a national banking association, in its capacity as Backup Servicer, together with its permitted successors and assigns in such capacity.

“Backup Servicer Fee” means, for any Distribution Date, the amount payable to the Backup Servicer as its regular fee on such Distribution Date pursuant to the Backup Servicer Fee Letter.

“Backup Servicer Fee Letter” means (a) that certain schedule of fees of WFB, acknowledged by CAR and the Borrower, and consented to by the Administrative Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Required Lenders and (b) any letter agreement(s) or schedule of fees entered into by CAR and the Borrower, with the consent of the Required Lenders, with a substitute Backup Servicer in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Backup Servicer.

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“Bankruptcy Code” means the Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Advance Rate” means, on any day, (i) if no Level One Trigger Event or Level Two Trigger Event has occurred, ***; (ii) if a Level One Trigger Event has occurred, ***; and (iii) if a Level Two Trigger Event has occurred, ***.  If a Level One Trigger Event shall have occurred, then the Advance Rate will remain *** until no Level One Trigger Event or Level Two Trigger Event shall have occurred for a period of three consecutive months — at which point the Advance Rate shall be ***.  If a Level Two Trigger Event shall have occurred, then (a) the Advance Rate will remain *** until no Level Two Trigger Event shall have occurred for a period of three consecutive months — at which point the Advance Rate shall be *** — and (b) the Advance Rate will thereafter be *** until no Level One Trigger Event or Level Two Trigger Event shall have occurred for a period of three consecutive months thereafter — at which point the Advance Rate shall be ***.

“Borrower” has the meaning set forth in the Preamble of the Receivables Financing Agreement.

“Borrower Account Collateral” has the meaning set forth in Section 13.1 of the Receivables Financing Agreement.

“Borrower Accounts” has the meaning set forth in Section 9.1 of the Receivables Financing Agreement.

“Borrower Assigned Agreements” has the meaning set forth in Section 13.1 of the Receivables Financing Agreement.

“Borrower Collateral” has the meaning set forth in Section 13.1 of the Receivables Financing Agreement.

“Borrowing Base” means, on any day, the sum of (a) the product of (i) the Advance Rate and (ii) the Aggregate Outstanding Principal Balance of all Transferred Receivables other than PIPP Receivables, if any, which are Eligible Receivables less any Overconcentration Amount plus (b) the product of (i) *** and (ii) the aggregate outstanding principal amount of payments under Eligible Receivables purchased under the PIPP Program plus (c) the amount on deposit in the Collection Account as of such day (excluding, on any Distribution Date, any amount to be included in the Amount Available on such Distribution Date) minus (d) if such date is not a Distribution Date, the amount equal to the sum of clauses (a) and (b) of the definition of Accrued Costs on such date.

“Borrowing Base Confirmation” has the meaning set forth in Section 7.2(g) of the Receivables Financing Agreement.

“Branch Office” means any office of the Seller.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of any

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contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Atlanta, Georgia, Las Vegas, Nevada, St. Paul, Minnesota or New York, New York are authorized or obligated by law, executive order or government decree to remain closed.

“Calculation Day” means the last day of each calendar month.

“Cap Agreements” means each interest rate cap agreement, between the Borrower and a Cap Provider, as amended from time to time, and any additional interest rate protection agreement or agreements, entered into between the Borrower and a Cap Provider, as the same may from time to time, with the prior written consent of the Required Lenders, be amended, restated, modified and in effect.

“Cap Funding Reserve Account” means the account designated as the Cap Funding Reserve Account in, and which is established and maintained pursuant to, Section 9.1(a) of the Receivables Financing Agreement.

“Cap Funding Reserve Account Requirement” means, with respect to any Determination Date, the amount required as of such date to purchase Interest Rate Caps meeting the requirements of Section 11.6 of the Receivables Purchase Agreement if they were required to be purchased on such date pursuant thereto; provided that the Servicer (or, if CAR Servicing shall not be the Servicer, DBNY) shall contact qualified Cap Providers to determine the Cap Funding Reserve Account Requirement and shall report such amount (i) in the first monthly Distribution Date Statement following the Effective Date and (ii) in each monthly Distribution Date Statement following the Determination Date in which CAR fails to satisfy the Minimum Liquidity Amount Test.

“Cap Provider” means (a) a third party cap provider having a senior unsecured debt rating of at least “A” by Standard & Poor’s and “A2” by Moody’s and not on credit watch with negative implications (or a similar status), or (b) a third party cap provider approved by the Required Lenders.

“Capped Fees/Expenses – Administrative Agent” means, at any time, fees, costs and expenses due at such time (if any) to the Administrative Agent under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Administrative Agent under the Transaction Documents in any calendar year do not exceed $150,000.

“Capped Fees/Expenses – Backup Servicer” means, at any time, fees, costs and expenses due at such time (if any) to the Backup Servicer under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Backup Servicer under the Transaction Documents in any calendar year do not exceed $300,000.

“Capped Fees/Expenses –Collateral Agent” means, at any time, fees, costs and expenses due at such time (if any) to the Collateral Agent under the Transaction Documents such that the

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aggregate amount of such fees, costs and expenses paid to the Collateral Agent under the Transaction Documents in any calendar year do not exceed (a) prior to the occurrence and continuation of a Facility Termination Event or Event of Default, $25,000. or (b) during the occurrence and continuation of a Facility Termination Event or Event of Default, $50,000.

“Capped Fees/Expenses – Custodian” means, at any time, fees, costs and expenses due at such time (if any) to the Custodian under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Custodian under the Transaction Documents in any calendar year do not exceed $25,000.

“CAR” has the meaning set forth in the Preamble of the Receivables Financing Agreement.

“CARS Acquisition” means CARS Acquisition, LLC, a Georgia limited liability company.

“CAR Servicing” has the meaning set forth in the Preamble of the Receivables Financing Agreement.

“CCRT” has the meaning set forth in the Preamble of the Receivables Financing Agreement.

“Charge-Off Ratio” means, on any day, the average of the Monthly Charge-Off Ratios for the three most recently completed Collection Periods.

“Closing Date” means, unless the context otherwise requires, the Initial Closing Date and each Subsequent Closing Date as may be agreed to from time to time by CAR and the Borrower.

“Collateral” shall have the meaning given to such term in Section 2.01(c) of the Sale and Servicing Agreement.

“Collateral Agent” means U.S. Bank National Association solely in its capacity as Collateral Agent, together with its permitted successors and assigns in such capacity.

“Collateral Agent Fee Letter” means (a) that certain schedule of fees of U.S. Bank National Association, acknowledged by CAR and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Required Lenders and (b) any letter agreement(s) or schedule of fees entered into by CAR and the Borrower, with the consent of the Required Lenders, with a substitute Collateral Agent in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Collateral Agent.

“Collection Account” means the account designated as the Collection Account in, and which is established and maintained pursuant to, Section 9.1(a) of the Receivables Financing Agreement.

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“Collection Period” means any calendar month and, with respect to a Determination Date or a Distribution Date, the calendar month preceding the month in which such Determination Date or Distribution Date occurs (such calendar month being referred to as the “related” Collection Period with respect to such Determination Date or Distribution Date) or, in the case of the initial Distribution Date and Determination Date, the period commencing at the opening of business on the Effective Date and ending at the end of the calendar month immediately following the calendar month in which the Effective Date occurs.  Any amount stated “as of the close of business of the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day:  (i) all applications of collections on the Transferred Receivables and Transferred Dealer Transaction Rights and Repurchase Amounts, and (ii) all distributions.

“Commercial Paper Rate” for Advances means, to the extent a Noncommitted Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Noncommitted Lender issued to fund such Advances may be sold by any placement agent or commercial paper dealer selected by such Noncommitted Lender, as agreed in good faith between each such agent or dealer and such Noncommitted Lender; provided if the rate (or rates) as agreed between any such agent or dealer and such Noncommitted Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum plus (ii)  any and all commissions of placement agents and commercial paper dealers in payment of commercial paper issued to fund the making of or maintenance of an Advance and any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Noncommitted Lender’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance not to exceed 5 basis points per annum in the aggregate.  Each Noncommitted Lender shall notify the Administrative Agent of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.

“Commitment” means, for any Committed Lender, the maximum amount of such Committed Lender’s commitment to fund Advances hereunder, as set forth on the signatures pages hereof.  In the event that a Committed Lender maintains a portion of its Commitment hereunder with respect to more than one Noncommitted Lender, such Committed Lender shall be deemed to hold separate Commitments hereunder in each such capacity.

“Commitment Percentage” means, for a Committed Lender, such Committed Lender’s Commitment as a percentage of the aggregate Commitments of all Committed Lenders.

“Committed Lender” means, with respect to a Noncommitted Lender, each financial institution party to this Agreement designated as a “Committed Lender” with respect to such Noncommitted Lender, and any permitted assignee of such Committed Lender pursuant to Article XVI to the extent such assignee has assumed a portion of the Commitment of such Committed Lender.

“Contract” means a motor vehicle retail installment sale contract (including any written amendments and assumptions thereto) pursuant to which the related Obligor has (i) agreed to pay

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the amount financed set forth therein for the purchase of the related Financed Vehicle and the related finance charge thereon and (ii) granted the related Dealer a security interest in the Financed Vehicle to secure the payment of the amount financed and the finance charge.

“Contract Files” has the meaning set forth in Section 3.03 of the Sale and Servicing Agreement.

“Contract Number” means, with respect to any Receivables transferred to the Purchaser, the number assigned to the related Contract by the Servicer, which number is set forth in the related Schedule of Receivables.

“Contract Rate” means, the rate of interest reflected on a Contract.

“Credit and Collection Policy” means credit and collection policies and practices of the Seller and Servicer, as in effect from time to time or, if there should be a successor Servicer, of the successor Servicer only.  The Seller and Servicer have delivered a copy thereof, as in effect on the date hereof, to the Purchaser and the Lenders.

“Custodial Receipt” means a Custodian’s Acknowledgment in the form of Exhibit A to the Sale and Servicing Agreement.

“Custodian” means CAR, in its capacity as the Custodian of the Contracts under the Receivables Financing Agreement and the Sale and Servicing Agreement, and each successor thereto (in the same capacity).

“Custodian Fee Letter” means any letter agreement(s) or schedule of fees entered into by CAR and the Borrower, with the consent of the Required Lenders, with a substitute Custodian in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Custodian.

“Cut-Off Date” means, with respect to (i) the Initial Closing Date, February 28, 2005 and (ii) each Subsequent Closing Date, the Business Day immediately preceding such Subsequent Closing Date.

“DBNY” means Deutsche Bank AG, New York Branch.

“Dealer” means, with respect to any Receivable and the related Financed Vehicle, the automobile dealer or its Affiliate, or a finance company or similar entity, that (i) sold the related Financed Vehicle, (ii) originated the related Contract, and/or (iii) sold and assigned such Receivable to the Seller.

“Dealer Discount” means, with respect to any Receivable, the discount from par at which the Seller or a Predecessor in Interest purchased such Receivable from the related Dealer.

“Dealer Discount Percentage” means, with respect to any date, the weighted average (weighted by outstanding Principal Balance) of the Dealer Discount Percentage – Individual Receivable for all Receivables outstanding on such date.

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“Dealer Discount Percentage – Individual Receivable” means, with respect to any Receivable, (a) the Dealer Discount of such Receivable divided by (b) the outstanding Principal Balance of such Receivable on the date the Seller or a Predecessor in Interest purchased such Receivable from the related Dealer.

“Dealer Purchase Agreement” means an agreement pursuant to which a Dealer has assigned, and CAR or a Predecessor in Interest has acquired, an interest in a Receivable, including any short form purchase agreement authorized by such agreement to affect subsequent transactions between the parties thereto, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Dealer Recourse” means all obligations of a Dealer under any Dealer Purchase Agreement to pay monies due to a Receivable transferred thereunder becoming a defaulted Receivable, in lieu of the Seller charging the balance of such Receivable to the reserve fund thereunder.

“Dealer Reserve” means the unfunded contingent liability of the Seller or any Predecessor in Interest to each Dealer pursuant to the related Dealer Purchase Agreement to pay the remaining principal balance of the agreed purchase price of the Receivables transferred pursuant to such Dealer Purchase Agreement, and is used to allow the Seller, by exercising a right of offset, to satisfy the Dealer’s obligation to the Seller to repurchase any Receivable for any of the reasons set forth in such Dealer Purchase Agreement.

“Dealer Reserve Percentage” means, with respect to any Dealer on any date, the higher of (a) (i) the amount of the Dealer Reserve for such Dealer on such date divided by (ii) the outstanding Principal Balance of all Receivables purchased by the Seller or a Predecessor in Interest from such Dealer and outstanding on such date and (b) the remaining principal balance of the agreed purchase price of the Receivable most recently transferred pursuant to such Dealer Purchase Agreement divided by the outstanding Principal Balance of such Receivable.  The Dealer Reserve Percentage shall not apply to the Receivables in the Franklin Pool or the Receivables originated under the PIPP Program

“Dealer Reserve Target Percentage” means, with respect to any Dealer on any date, the percentage specified with respect to such Dealer on such date by CAR.

“Dealer Transaction Rights” means, with respect to any Receivable, the right to receive all payments after the Cut-Off Date applicable to such Receivable by an Obligor on a Contract, and “Dealer Transaction Right” means any such right.

“Default” means any event that with the giving of notice, the lapse of time or both would become an Event of Default.

“Default Rate” means a rate per annum equal to 2.00% plus the Alternate Base Rate (but not less than the Yield (if any) in effect for the related monetary obligation).

“Defaulted Receivable” means a Receivable (i) with respect to which the Servicer has determined in good faith that all amounts it expects to recover have been received; (ii) with

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respect to which the related Financed Vehicle was repossessed and any cure period required by law has expired; (iii) with respect to which at least 5% of a scheduled payment is more than 90 days past due; or (iv) as to which the Obligor became the subject of a bankruptcy proceeding commenced after the execution of the related Contract.

“Delinquency Ratio” means, on any day, the average of the Monthly Delinquency Ratios for the three most recently completed Collection Periods.

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) with respect to which at least 10% of a scheduled payment is more than 60 days past due.

“Determination Date” means, with respect to any Distribution Date, the third Business Day prior to such Distribution Date.

“Discount Factor” means as of any date of determination, a percentage agreed to by the Seller and the Purchaser under the Sale and Servicing Agreement to account for profit, the time value of money, the risk of non-payment and anticipated collectiblity of the Receivable, the liquidation of any contingent liability of the Seller relating to the related Receivable, and the value attributable to the Seller bringing to the Purchaser the related Receivable.

“Distribution Date” means the 20th day of each calendar month, or if such 20th day is not a Business Day, the next succeeding Business Day, commencing May 20, 2005.

“Distribution Date Statement” has the meaning specified in Section 4.09 of the Sale and Servicing Agreement.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“Due Date” means, with respect to any Contract, the date upon which an installment of Monthly P&I is due.

“Effective Date” has the meaning set forth in Section 7.1 of the Receivables Financing Agreement.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1+ by Standard & Poor’s and P-1 by Moody’s.  In either case, such depository institution or trust company shall have been approved by the Required Lenders, acting in their discretion, by written notice to the Servicer.  U.S. Bank National Association and DBNY are each deemed to be an acceptable depository institution to the Required Lenders.

“Eligible AFP Receivable” means, as of any date, a Receivable (a) which was originated under the AFP Program by a Dealer which has transferred Receivables under at least ten (10) Contracts to the Seller or a Predecessor in Interest; (b) which has an outstanding Principal Balance not greater than 15% of the Aggregate Outstanding Principal Balance of all outstanding

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Receivables acquired from such Dealer; and (c) with respect to which the obligations of such Dealer under the related Dealer Purchase Agreement are fully cross-collateralized by security interests in all Receivables transferred to the Seller by such Dealer.

“Eligible Dealer” means, as of any date, a Dealer (a) which has been in business for at least 2 years, (b) which has executed and is in compliance with a Dealer Purchase Agreement with CAR or any of the Predecessors in Interest, (c) with respect to which the Aggregate Outstanding Principal Balance on such date of Delinquent Receivables purchased from such Dealer by the Seller (or any of the Predecessors in Interest) is less than 15% of the Aggregate Outstanding Principal Balance on such date of all Receivables purchased from such Dealer by the Seller (or any of the Predecessors in Interest), provided if the Aggregate Outstanding Principal Balance on such date of Delinquent Receivables purchased from such Dealer by the Seller (or any of the Predecessors in Interest) is greater than or equal to 15% of the Aggregate Outstanding Principal Balance on such date of all Receivables purchased from such Dealer by the Seller (or any of the Predecessors in Interest), then such Dealer will nevertheless be an Eligible Dealer if the Dealer Reserve Percentage with respect to such Dealer on such date is greater than 15%; and (d) with respect to which the Aggregate Outstanding Principal Balance of all outstanding Receivables purchased from such Dealer by the Seller (or any of the Predecessors in Interest) which became Defaulted Receivables less Net Liquidation Proceeds (including Dealer Reserves applied to such Defaulted Receivables) with respect thereto does not exceed $0.

“Eligible Dealer Purchase Agreement” means, as of any date, a Dealer Purchase Agreement (a) which, except in the case of a Dealer Purchase Agreement with respect to the PIPP Program, has Dealer Reserve Target Percentage no less than 15% and no greater than 35%; (b) which contains a recourse obligation of the Dealer to repurchase a Receivable if the total of all payments due in the first 30 days after the Receivable is assigned by the related Dealer is not paid in full by the Obligor; (c) which, except in the case of a Dealer Purchase Agreement with respect to the VLAP Program, states that it is a sale, assignment, transfer and conveyance of the related Receivables; and (d) in the case of a Dealer Purchase Agreement with respect to the VLAP Program, states that it is a sale of the related Receivables.

“Eligible Dealer Transaction Right” means, as of any date, a Dealer Transaction Right relating to an Eligible Receivable on such date:

“Eligible Origination Programs” means the Standard Bulk Purchase Program, the AFP Program, the PIPP Program, the VLAP Program, and the Major Account Purchase Program.

“Eligible PIPP Receivable” means, as of any date, a Receivable (a) which was originated under the PIPP Program by a Dealer which has transferred Receivables under at least ten (10) Contracts to the Seller or a Predecessor in Interest; (b) which has an outstanding Principal Balance not greater than 15% the Aggregate Outstanding Principal Balance of all outstanding Receivables acquired from such Dealer; (c) with respect to which the obligations of such Dealer under the related Dealer Purchase Agreement are fully cross-collateralized by security interests in all Receivables transferred to the Seller by such Dealer; (d) with respect to which the first payment purchased by the Seller is not due more than two months from the date of such purchase; and (e) with respect to which the aggregate remaining number of principal payments

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due under such Receivable exceeds the number of months set forth in the table below opposite the number of payments purchased by the Seller:

Number of Payments Purchased	Required Months Remaining on Contract

6	10 months
9	18 months
12	25 months
15	28 months
18	32 months

“Eligible Receivable” means, as of any date, a Receivable as to which the following representations and warranties are true and correct on such date.

Schedule of Receivables.  The calculation of the Principal Balance appearing in the Schedule of Receivables for the Receivable has been performed in accordance with this Agreement and is accurate, and the characteristics and all other information pertaining to the Receivable set forth in such Schedule of Receivables are true and correct in all material respects as of the date such Schedule of Receivables was delivered.

Security Interests.  The Receivable is secured by a valid and enforceable first priority security interest in favor of the initial lender, the Dealer, the Seller or one of the Predecessors in Interest in the related Financed Vehicle, and such security interest has been duly perfected or may be duly perfected as described in clause (b) below and is prior to all other Liens upon and security interests in such Financed Vehicle which exist or may thereafter arise or be created (except, as to priority, for any Permitted Lien arising after such Closing Date).

Title Documents.  Except as provided below in this paragraph (b), if the related Financed Vehicle was sold in a state in which (A) notation of a security interest on the Title Document is required or permitted to perfect such security interest, the Title Document for such Financed Vehicle shows, or if a new or replacement Title Document is being applied for with respect to such Financed Vehicle the Title Document will be received within 120 days of the related Closing Date, and will show the initial lender, the Dealer, the Seller or one of the Predecessors in Interest named as the original secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle, and (B) the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the initial lender, the Dealer, the Seller or one of the Predecessors in Interest named as the original secured party under the related Contract, and in either case, the Collateral Agent has the same rights or similar rights by virtue of (i) the Seller’s first priority security interest in the Receivable and a power of attorney or (ii) the Seller’s right to amend such financing statement to name itself as secured party of record, in either case as the secured party noted on the title document or such financing statement has or would have (if such secured party were still the lender) against all parties claiming an interest in such Financed Vehicle.  With respect to each Contract for which the Title Document has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related Dealer that such Title Document showing the initial lender, the Dealer, the Seller or one of the Predecessors in Interest as first lienholder has been applied for.  In each case where the Seller is not named in the

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certificate of title, the Seller has a blanket or individual power of attorney from the named lienholder authorizing the Seller to do all acts necessary to perfect in the Seller’s name any liens or security interests in the Financed Vehicles.

Title to the Contracts.  Immediately prior to the related Closing Date, the Seller had good and indefeasible title to and was the sole owner of, or holder of a security interest in, each Contract relating to a Dealer Transaction Right to be transferred to the Purchaser pursuant to Section 2.01 of the Sale and Servicing Agreement free of Liens and rights to payments of any Person.  Upon the transfer of such Dealer Transaction Right to the Purchaser pursuant to such Section 2.01, the Purchaser will have a perfected security interest in the Seller’s right, title and interest in such Contract free of Liens (except for Permitted Liens arising after such Closing Date) and rights to payment of any Person.

Current in Payment.  The Contract is not a Delinquent Receivable or Defaulted Receivable as of such date.  Except with respect to Receivables transferred on the Initial Closing Date, no Contract is more than 30 days past due as of the related Closing Date.

Approved State.  The related Contract was originated in an Approved State.

Rescission, Offset, Etc.  There is no right of rescission, offset, defense or counterclaim to the obligation of the Obligor to pay the unpaid principal or interest due under the related Contract; the operation of the terms of the related Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted.

Mechanics’ Liens.  As of the Cut-Off Date, there are no liens or claims for work, labor, material or storage affecting the related Financed Vehicle which is a Lien prior to or equal with the security interest granted by the Contract.

Compliance With Laws.  The related Contract, and the sale of the Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable state and federal laws (and regulations thereunder), including without limitation usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and consumer loans in general and motor vehicle retail installment contracts and consumer loans in particular; the transfer of Dealer’s interest in such Contract to the Seller and Seller’s interest therein to the Borrower did not violate any applicable state or federal law or cause such Contract or Receivable to be unenforceable.  The related Contract was not originated in or subject to the laws of any jurisdiction under which the sale, transfer and assignment of such Contract and Receivable and the documents in the Contract Files, the Seller’s security interest in the Financial Vehicle, or the receipt of interest by the Seller, is unlawful, void or voidable.

Valid and Binding.  The Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; all parties to the related Contract had full legal capacity to execute and deliver the Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of the Receivable have not been waived, amended or modified in any respect, except by instruments that are part of the Contract Files; and no such waiver, amendment or modification has caused the Receivable or the related Contract to fail to meet all of the representations, warranties and conditions set forth with respect thereto.

Enforceability.  The related Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee as owner of such Receivable adequate for the realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

No Default.  There is (A) no default, breach, violation or event permitting acceleration existing under the related Contract (except payment delinquencies permitted by clause (e) of this subsection) and (B) no event which, with notice,  the expiration of any grace or cure

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period, would constitute a default, breach, violation or event permitting acceleration under the related Contract, and (C) neither the Seller nor the Servicer has waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (e) of this definition.

Insurance.  The related Contract requires that the Obligor thereunder obtain and maintain in effect insurance on the related Financed Vehicle until the indebtedness thereunder is paid.

Acquisition of Contract.  The Contract was either originated by the Seller in its ordinary course of business or acquired by Seller (or a Predecessor in Interest) in its ordinary course of business from a Dealer who was an Eligible Dealer on the applicable Cut-Off Date pursuant to an Eligible Dealer Purchase Agreement or from a third party-lender pursuant to an agreement containing rights of recourse against the related lender similar to those in the Dealer Purchase Agreements with which it ordinarily does business.  No adverse selection procedures have been utilized in selecting such Receivable from all other similar contracts originated or purchased by the Seller.

Scheduled Payments.  Scheduled payments under the related Contract are applied in accordance with the Rule of 78’s method or the simple interest method and are due on a frequency no greater than monthly in level payments through its Maturity Date sufficient to fully amortize the principal balance of such Contract by its Maturity Date, assuming timely payment by Obligors on Simple Interest Contracts, except that the initial or final payment of the Contract may be minimally different from the level payment.

One Original.  There is only one original of the related Contract and such original, together with all other documents in the Contract Files, is being delivered to the Custodian pursuant to Section 3.03.  Such Contract constitutes “tangible chattel paper” as defined in the applicable UCC.  None of the documents in the Contract Files that constitute or evidence each Contract has any marks or notations indicating that the Receivable has been pledged, assigned or otherwise conveyed to any Person other than the Purchaser.

Identification.  The Servicer and the Seller have clearly marked their electronic records to indicate that the Contract has been transferred to and is owned by the Purchaser.

Principal Balance.  At the Cut-Off Date the initial Principal Balance of such Receivable was not greater than the sum of the purchase price of the related vehicle, plus taxes, license fees and warranty costs.

Location of Contract Files.  The Contract Files are kept at one or more of the locations listed in Schedule C to the Sale and Servicing Agreement as such Schedule may be amended.

No Government Entity Obligors.  The related Obligor shall not be a local, state or federal governmental entity.

No Extensions.  The number of, or timing of, scheduled payments has not been changed on any Receivable on or before the related Closing Date, except as reflected on the related Schedule of Receivables.

Repossession.  As of the applicable Cut-Off Date, the related Financed Vehicle has not been repossessed.

No Consent; No Bulk Transfer Law Violation.  The related Contract does not require the related Obligor to consent to or receive notice of its transfer, sale or assignment and the sale, transfer and assignment of such Receivable, together with all Receivables being sold, transferred and assigned on the related Closing Date, will not violate any applicable bulk transfer laws.

Contract Characteristics.  As of the related date in which the loan was transferred from Seller to Borrower, the related Contract had an outstanding Principal Balance of not more than $30,000.  As of the date of its origination, such Contract had a term of not more than 87 months.  After giving effect to the transfer of such Receivables, or the related Seller’s security interest therein, the weighted average remaining term to maturity of the Contracts related to all Transferred Receivables will not exceed 22 months.

Origination.  The Receivable has been originated pursuant to one of the Eligible Origination Programs in accordance with the Credit and Collection Policy as in effect on the date on which such Receivable was originated (x) in the United States of America by a Dealer

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who as of the date such Receivable was originated was an Eligible Dealer for the consumer or commercial sale of a Financed Vehicle in the ordinary course of such Dealer’s business or (y) by the Seller, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from such Eligible Dealer under an existing Eligible Dealer Purchase Agreement with the Seller or under an agreement containing rights of recourse against the related Dealer similar to those in the form of Dealer Purchase Agreement under which it ordinarily does business (unless such Receivable was originated by the Seller), and shall have been validly assigned (which assignment may convey either an ownership interest or a security interest) by such Eligible Dealer to the Seller in accordance with its terms.

Dollars.  The Receivable is an obligation denominated in United States Dollars.  The Obligor on the related Contract has provided as its most recent billing address an address located in the continental United States.

Forced Placed Insurance.  The related Contract is not subject to a forced placed insurance policy on the related Financed Vehicle.

No Bankruptcies.  The Obligor has not been the subject of a bankruptcy proceeding commenced after the execution of the related Contract except if such Obligor has received a discharge or dismissal of such proceeding under the US Bankruptcy Code.

Dealer Reserve.  As of the Cut-Off Date, the related Dealer Reserve satisfied the Dealer Reserve Target Percentage.

Seasoning.  The Receivable was originated not less than three months prior to the Cut-Off Date except if it was acquired by the Seller (or one of the Predecessors in Interest) pursuant to the AFP Program.

PIPP Eligibility; AFP Eligibility.  If the Receivable was originated under the PIPP Program, the Receivable is an Eligible PIPP Receivable.  If the Receivable was originated under the AFP Program, the Receivable is an Eligible AFP Receivable.

The Receivables in the Franklin Pool shall be deemed to be Eligible Receivables on the Initial Closing Date.

“Eligible Servicer” means (a) CAR Servicing, (b) the Backup Servicer or (c) another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Transferred Receivables, (iii) has demonstrated the ability to service a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans similar to the Transferred Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement, (v) has capital in excess of $75,000,000 and (vi) has been approved by the Required Lenders.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” means any of the events described in Section 14.2 of the Receivables Financing Agreement.

“Excess Funds” means, on any day, the amount on deposit in the Collection Account minus Accrued Costs on such day

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“Facility” has the meaning set forth in Section 2.1 of the Receivables Financing Agreement.

“Facility Limit” means the aggregate of the Commitments of all Committed Lenders..

“Facility Termination Date” means the earliest of (a) the Scheduled Facility Termination Date, (b) the Stated Facility Termination Date, (c) the effective date on which the Facility is terminated pursuant to Section 14.3 of the Receivables Financing Agreement and (d) the date on which a Facility Termination Event occurs.

“Facility Termination Event” means any of the events described in Section 14.1 of the Receivables Financing Agreement.

“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 3.4 of the Receivables Financing Agreement.

“Fees” means all fees and other amounts payable by the Borrower to the Administrative Agent, on behalf of itself, the Lenders and the Support Parties, pursuant to the Fee Letter.

“Financed Vehicle” means, as to any Contract, the new or used automobile, light-duty truck, sports utility vehicle, van or minivan, together with all accessories thereto, the financing of which gave rise to such Contract.

“Fixed Period” means with respect to any Advance:

(a)           the period commencing on the date of the initial funding of such Advance and ending on the succeeding Distribution Date; and

(b)           thereafter, each period commencing on the last day of the immediately preceding Fixed Period for such Advance and ending on the next succeeding Distribution Date.

“Franklin Pool” means that certain pool of receivables purchased on May 4, 2004, from First Federal Bank, a federally chartered stock savings bank located and operating in Pennsylvania, which consists of motor vehicle retail installment contracts secured by new and used automobiles, light-duty trucks, all-terrain vehicles, motorcycles and recreational vehicles.

“Full Prepayment” means any of the following:  (i) payment to the Servicer of 100% of the outstanding principal balance of a Receivable, exclusive of any Receivable referred to in

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clause (ii), (iii) or (iv) of the definition of the term “Defaulted Receivable,” together with all accrued and unpaid interest thereon to the date of such payment, or (ii) payment by the Seller or the Servicer, as the case may be, of the purchase price of a Receivable in connection with the purchase of a Receivable pursuant to Section 3.02 or 4.07 of the Sale and Servicing Agreement.

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any date of determination.

“Guarantor” has the meaning set forth in the Preamble of the Receivables Financing Agreement.

“Increased Costs” means collectively, any increased cost, loss or liability owing to the Administrative Agent and/or any other Affected Person under Article VI of the Receivables Financing Agreement.

“Indebtedness” means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Indemnified Amounts” has the meaning set forth in Section 17.1 of the Receivables Financing Agreement.

“Indemnified Party” has the meaning set forth in Section 17.1 of the Receivables Financing Agreement.

“Indemnity Amounts” means, collectively, all indemnity obligations and other amounts owing to the Administrative Agent, any Agent, any Lender and/or any other Indemnified Party under Section 13.7, Article XVII or Section 18.4 of the Receivables Financing Agreement.

“Independent Accountants” has the meaning set forth in Section 8.7 of the Receivables Financing Agreement.

“Initial Closing Date” means, April 1, 2005.

“Insolvency Event” means, with respect to any Person, (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of such Person in an

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involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or State, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days, (ii) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 90 days, (iii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state, bankruptcy, insolvency or similar law, or (iv) the consent by such Person to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person, or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations or the taking of corporate action by such Person in furtherance of any the foregoing.

“Insurance Policy” means, with respect to a Financed Vehicle, (i) any comprehensive, collision, fire, theft or other insurance policy maintained by an Obligor that also lists the Dealer or the Seller as loss payee with respect to the related Financed Vehicle or (ii) any credit life, involuntary unemployment, or accident and health insurance maintained by an Obligor in connection with any Contract.

“Insurance Proceeds” means proceeds paid pursuant to any Insurance Policy and amounts (exclusive of rebated premiums) paid by any insurer under any other insurance policy related to a Financed Vehicle, a Contract or an Obligor.

“Interest Rate Caps” shall mean the interest rate caps provided pursuant to Cap Agreements by one or more Cap Providers in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to Section 11.6 of the Receivables Financing Agreement which shall entitle the Collateral Agent to receive monthly payments equal to the product of (i) the positive difference, if any, between the 30-day LIBOR Rate in effect for each applicable Fixed Period and a rate per annum of 9.0%, (ii) the notional amount of such interest rate cap and (iii) the actual number of days in the Interest Accrual Period divided by 360.

“Interim Distribution Date” means any Business Day, other than a Distribution Date, on which Advances are being paid or prepaid.

“Investor” means (i) all Lenders, (ii) all other owners by assignment or participation of an Advance and, to the extent of the undivided interests so assigned or participated, all Participants (in accordance with Section 16.9), and (iii) each Agent and any subsequent holder of a Note (in accordance with Section 16.5).

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“Lender” means any Noncommitted Lender or Committed Lender, and “Lenders” means, collectively, all Noncommitted Lenders and Committed Lenders.

“Lender Group” shall mean each group of Lenders consisting of (i) a Noncommitted Lender and (ii) the Committed Lenders with respect to such Noncommitted Lender.  The initial Lender Group shall be the Nantucket Purchaser Group, which shall consist of Nantucket Funding Corp., LLC, as the Noncommitted Lender, and DBNY, as the Committed Lender.  The Agent for the Nantucket Purchaser Group shall be DBNY.

“Level One Trigger Event” means occurrence of any one of the following:

(a)           the Delinquency Ratio exceeds ***;

(b)           the Aggregate Outstanding Principal Balance of Eligible Receivables relating to Dealers with Dealer Reserve Percentages less than 15% exceeds *** of the Aggregate Eligible Receivables Balance;

(c)           the Charge-Off Ratio exceeds (i) during any period other than a period that includes any Collection Period that encompasses any month occurring during the period of December through March of any year, *** or (ii) during a period that includes any Collection Period that encompasses any month occurring during the period of December through and including March of any year, ***; or

(d)           the Pool Discount/Reserve Percentage exceeds ***.

“Level Two Trigger Event” means occurrence of any one of the following:

(a)           the Delinquency Ratio exceeds ***;

(b)           the Aggregate Outstanding Principal Balance of Eligible Receivables relating to Dealers with Dealer Reserve Percentages less than 15% exceeds *** of the Aggregate Eligible Receivables Balance;

(c)           the Charge-Off Ratio exceeds (i) during any period other than a period that includes any Collection Period that encompasses any month occurring during the period of December through March of any year, *** or (ii) during a period that includes any Collection Period that encompasses any month occurring during the period of December through and including March of any year, ***; or

(d)           the Pool Discount/Reserve Percentage exceeds ***.

“LIBOR Rate” means, with respect to any Fixed Period, the rate per annum shown on Telerate Page 3750 as the composite offered rate for London interbank deposits for a period equal to such Fixed Period, as shown under the heading “USD” as of 11:00 a.m., London time, two Business Days prior to the first day of such Fixed Period; provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to such Fixed Period are displayed on page ”LIBOR” of the Reuters

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Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two London Business Days prior to the first day of such Fixed Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of Deutsche Bank AG in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period for delivery on such first day and for a period equal to such Fixed Period.

“LIBOR Reserve Percentage” means, with respect to any Fixed Period, a percentage (expressed as a decimal) equal to the weighted average of the percentages in effect during such Fixed Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to “Eurocurrency liabilities” pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board (or any successor thereto) which prescribes reserve requirements applicable to “Eurocurrency liabilities” as currently defined in Regulation D.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquidation Expenses” means reasonable out-of-pocket expenses (and, if CAR, CAR Servicing or an Affiliate of CAR is the Servicer, not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the Servicer in connection with the realization of the amounts due under any Receivable (including the attempted liquidation of a Receivable which is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof which are not recoverable under any Insurance Policy.

“Liquidation Proceeds” means amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the amounts due and to become due under any Delinquent Receivable or Defaulted Receivable, including, without limitation, Dealer Reserves and amounts paid by Dealers pursuant to the Dealer Purchaser Agreements and applied with respect to any such Receivable, and/or the sale of any property acquired in respect thereof but net of any amounts required to be refunded to the Obligor of such Receivable.

“Liquidity Amount” means, on any determination date, the sum of cash or cash equivalents owned by CARS Acquisition and its wholly-owned direct or indirect subsidiaries on such determination date (including Excess Funds) and available borrowing capacity on such determination date under the Receivables Financing Agreement and the unsecured credit facilities to which CAR is a party.

“Lockbox Account” has the meaning given such term in Section 4.02(b) of the Sale and Servicing Agreement.

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“Lockbox Agreement” means each lockbox control agreement by and among a Lockbox Bank, the Collateral Agent and the Borrower, to be entered into in connection with respect to each Lockbox Account as set forth in Section 4.02(b) of the Sale and Servicing Agreement in form and substance acceptable to the Administrative Agent, as be amended, supplemented or otherwise modified from time to time.

“Lockbox Bank” means each depository institution named by the Servicer and acceptable to the Agent which maintains a Lockbox Account.

“Major Account Purchase Program” means the program of CAR (or a Predecessor in Interest) for purchasing Receivables which has been designated as the “Major Account Purchase Program”, as more particularly described in the Credit and Collection Policy.

“Market Discount” means, with respect to any Receivable, the discount from par at which the Seller or a Predecessor in Interest purchased such Receivable from the related Dealer.

“Material Adverse Change” in respect of a Person means a material adverse change in (i) the business, properties, results of operations, or financial condition of such Person or (ii) the ability of such Person to perform, or of the Collateral Agent or any Lender to enforce, the material obligations of such Person under any Transaction Document to which it is a party.

“Material Adverse Effect” in respect of a Person means a material adverse effect upon (i) the business, properties, results of operations, or financial condition of CCRT and its Subsidiaries taken as a whole, or (ii) the ability of such Person to perform, or of the Collateral Agent or any Lender to enforce, the material obligations of such Person under any Transaction Document to which it is a party.

“Maturity Date” means, with respect to any Contract, the date on which the last scheduled payment of such Contract shall be due and payable (after giving effect to all Prepayments received prior to the date of determination) as such date may be extended pursuant to Section 4.02 of the Sale and Servicing Agreement.

“Maximum Loan Amount” of a Noncommitted Lender means the aggregate Commitment of the Committed Lenders with respect to such Noncommitted Lender.

“Minimum Liquidity Amount Test” shall be met, on any date, if the Liquidity Amount is then, and is reasonably expected to be throughout the then following six-month period, at least $50,000.  If such requirement is not met, CAR shall have provided to the Administrative Agent a quarterly financial forecast for the following two-year period and a reasonably detailed calculation of the Liquidity Amount and projected compliance with such test.

“Monthly Charge-Off Ratio” means, with respect to any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the product of (i) the Aggregate Outstanding Principal Balance of all Transferred Receivables which became Defaulted Receivables during such Collection Period less Net Liquidation Proceeds (including Dealer Reserves applied to such Defaulted Receivables) during such Collection Period and (ii) 12 and

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(b) the denominator of which is the Aggregate Outstanding Principal Balance of all Transferred Receivables as of the last day of the preceding Collection Period.

“Monthly Delinquency Ratio” means, with respect to any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Delinquent Receivables as of the last day of such Collection Period and (b) the denominator of which is the Aggregate Outstanding Principal Balance of all Transferred Receivables as of the last day of such Collection Period.

“Monthly P&I” means, with respect to any Contract, the amount of each monthly installment of principal and interest payable to the Obligee of such Contract in accordance with the terms thereof, exclusive of any charges which represent late payment charges or extension fees.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Collections” means (i) the sum of all amounts collected on or in respect of the Receivables and Dealer Transaction Rights, including Monthly P&I (whether received in whole or in part, whether related to a current, future or prior Due Date, whether paid voluntarily by an Obligor or received in connection with the realization of the amounts due and to become due under any Defaulted Receivable or upon the sale of any property acquired in respect thereof), all partial Prepayments, all Full Prepayments, Net Liquidation Proceeds, Net Insurance Proceeds, and the Repurchase Amount for Repurchased Receivables but excluding any amounts collected that the Servicer is entitled to retain.

“Net Insurance Proceeds” means, with respect to any Receivable, Insurance Proceeds net of any such amount applied to the repair of the related Financed Vehicle, released to the related Obligor in accordance with the normal servicing procedures of the Servicer or representing expenses incurred by the Servicer and recoverable hereunder.

“Net Liquidation Proceeds” means the amount derived by subtracting from the Liquidation Proceeds of a Receivable the related Liquidation Expenses.

“Net Outstanding Principal Balance” means, with respect to a Receivable and any date, the product of (a) the outstanding Principal Balance thereof and (b) 100% minus the sum of (i) the Dealer Reserve Percentage on such date with respect to the Dealer which originated such Receivable and (ii) the Dealer Discount Percentage on such date with respect to such Dealer.

“Net Spread” means, as of any date, the positive excess, if any, of (a) the sum of (i) the weighted average APR of the Eligible Receivables on such date (after giving effect to any reduction of the APR of any Eligible Receivable pursuant to the provision of Section 4.01 of the Sale and Servicing Agreement) and (ii) the weighted average Dealer Discount Percentage over (b) the sum of (i)  the Total Expense Percentage plus (ii) the weighted (on the basis of notional amounts) average strike prices for the Interest Rate Caps in effect on such date.

“New Dealer” means, as of any date, a Dealer from whom CAR or a Predecessor in Interest first purchased a Receivable within the 12 months prior to such date.

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“Noncommitted Lender” means each Structured Lender which shall become a party to the Receivables Financing Agreement.

“Noncommitted Percentage” means, for a Noncommitted Lender, such Noncommitted Lender’s Maximum Loan Amount as a percentage of the Facility Limit.

“Note” means the promissory grid note, in the form of Exhibit B to the Receivables Financing Agreement, made payable to the order of an Agent, on behalf of the related Investors.

“Note Agent” has the meaning set forth in Section 15.1 of the Receivables Financing Agreement.

“Note Register” has the meaning set forth in Section 16.5(a) of the Receivables Financing Agreement.

“Note Registrar” has the meaning set forth in Section 16.5(a) of the Receivables Financing Agreement.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Custodian, the Backup Servicer, the Administrative Agent, the Collateral Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligee” means the Person to whom an Obligor is indebted under a Contract.

“Obligor” on a Contract means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Contract.

“Officers’ Certificate” means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered.  In the case of an Officers’ Certificate of the Servicer, the signing officer must be a Servicing Officer.  Unless otherwise specified, any reference herein to an Officers’ Certificate shall be to an Officers’ Certificate of the Borrower.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Required Lenders.

“Other Conveyed Property” means the items transferred to the Borrower pursuant to Section 2.01(b) of the Sale and Servicing Agreement other than the Transferred Dealer

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Transaction Rights.  Dealer Recourse with respect to a Receivable shall be deemed to be a Other Conveyed Property with respect to such Receivable.

“Outstanding” means, with respect to a Receivable and as of time of reference thereto, a Receivable that has not reached its Maturity Date, has not been fully prepaid, has not become a Defaulted Receivable and has not been repurchased pursuant to Section 3.02 or 4.07 of the Sale and Servicing Agreement.

“Overconcentration Amount” means, as of any date, the sum, without duplication, of the following (excluding, in each case, the Franklin Pool):

(a)           the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which were originated by any Dealer exceeds *** of the Aggregate Eligible Receivables Balance;

(b)           the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which were originated by any three Dealers exceeds *** of the Aggregate Eligible Receivables Balance;

(c)           after the Initial Closing Date, the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which were originated by any New Dealer exceeds *** of the Aggregate Eligible Receivables Balance;

(d)           the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which were originated by Obligors having an address in a particular state exceeds the percentage of the Aggregate Eligible Receivables Balance set forth opposite the name of such state below:

State	Percentage

Florida	***

Texas	***

Pennsylvania, Georgia, California or North Carolina	***

All other states	***

(e)           the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which have remaining terms to maturity of greater than 24 months exceeds *** of the Aggregate Eligible Receivables Balance;

(f)            the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which have remaining terms to maturity of greater than 36 months exceeds *** of the Aggregate Eligible Receivables Balance;

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(g)           the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which were originated under the AFP Program exceeds *** of the Aggregate Eligible Receivables Balance; and

(h)           the amount, if any, by which the Aggregate Outstanding Principal Balance of all Transferred Receivables which are Eligible Receivables which were originated under the PIPP Program exceeds *** of the Aggregate Eligible Receivables Balance.

“Participant” has the meaning set forth in Section 16.9 of the Receivables Financing Agreement.

“Permitted Investment” means, at any time:

(a)           direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)           demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1+” by Standard & Poor’s and “P-1” by Moody’s;

(c)           repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Collateral Agent has taken actual or constructive delivery of such obligation in accordance with Article IX of this Agreement, and (ii) entered into with (x) DBNY or (y) the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated at least “A-1+” by Standard & Poor’s and “P-1” by Moody’s (including, if applicable, the Collateral Agent or any agent thereof acting in its commercial capacity);

(d)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned one of the two highest long-term ratings by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account and the Cap Funding Reserve Account to exceed 10% of the value of Permitted Investments held in such accounts (with Permitted Investments held in such accounts valued at par);

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(e)           commercial paper that (i) is payable in United States dollars and (ii) is rated at least “A-1+” by Standard & Poor’s and “P-1” by Moody’s;

(f)            units of money market funds (which may be managed by the Collateral Agent or one of its Affiliates) rated in the highest credit rating category by each Rating Agency; or

(g)           any other demand or time deposit, obligation, security or investment (including, without limitation, a hedging arrangement) as may be acceptable to the Required Lenders, as evidenced by a writing to that effect.

Permitted Investments may be purchased by or through the Administrative Agent, the Collateral Agent or any of their respective Affiliates.  All Permitted Investments shall be held in the name of the Collateral Agent.  No Permitted Investment shall have an “r” highlighter affixed to its Standard & Poor’s rating.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) the restrictions on transferability imposed by the Transaction Documents, (iii)  inchoate Liens for taxes not yet payable and mechanics’ or suppliers’ liens for services or materials supplied the payment of which is not yet overdue and (iv) with respect to any Financed Vehicle, (A) any Lien for unpaid taxes or unpaid storage or repair charges, (B) mechanics’ Liens and (C) any Lien that attaches by operation of law and which may arise after the applicable Closing Date in accordance with the UCC.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“PIPP” or “PIPP Program” means the program of CAR (or a Predecessor in Interest) for purchasing Receivables which has been designated as the “Payment Interval Purchase Program” or “PIPP Program”, as more particularly described in the Credit and Collection Policy.

“Pool Discount/Reserve Percentage” means, as of any Distribution Date, the percentage equivalent of a fraction the numerator of which is the sum of the aggregate Dealer Discount with respect to all Transferred Receivables on such Distribution Date and the aggregate Dealer Reserve with respect to all Transferred Receivables on such day and the denominator of which is the Aggregate Outstanding Principal Balance of all Transferred Receivables on such Distribution Date.

“Predecessors in Interest” mean Wells Fargo Financial America, Inc., Wells Fargo Financial Kentucky, Inc., Wells Fargo Financial, Inc., Wells Fargo Financial Nevada, Inc., Wells Fargo Financial North Carolina, Inc., Wells Fargo Financial Texas, Inc. and Wells Fargo Financial CAR LLC.

“Principal Balance” means, with respect to a Receivable and any date, the outstanding principal balance under the terms thereof.

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“Proceeds” or “proceeds” shall have the meaning given to such term in the UCC.

“Promissory Note” means the note or notes, if more than one, executed by the Borrower in favor of the Seller as part of the purchase price paid by the Borrower for Contracts subject to this Agreement substantially in the form of Exhibit C to the Sale and Servicing Agreement.

“Purchase Date” means, with respect to a Transferred Receivable or Transferred Dealer Transaction Right, the date on which such Receivable or Transferred Dealer Transaction Right is sold or contributed to the Borrower pursuant to the Sale and Servicing Agreement.

“Purchase Price” means, with respect to each Receivable in which a Dealer Transaction Right is sold by the Seller to the Purchaser pursuant to the Sale and Servicing Agreement, and measured on the Cut-Off Date for such sale, an amount equal to the product of (a) the outstanding Principal Balance of such Receivable, multiplied by (b) the Discount Factor.

“Purchaser” means the Borrower in its capacity as the “Purchaser” under the Sale and Servicing Agreement.

“Qualified Substitute Arrangement” shall have the meaning specified in Section 11.6(d) of the Receivables Financing Agreement.

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Receivable” means the right to payment arising under a Contract for the sale of a motor vehicle and any interest in related goods, insurance or services evidenced by or arising under such Contract.

“Record Date” means, with respect to any Determination Date or Distribution Date, the last day of the immediately preceding calendar month.

“Receivables Collateral” means the Transferred Receivables and Transferred Dealer Transaction Rights together with the Other Conveyed Property.

“Receivables Financing Agreement” means the Receivables Financing Agreement dated as of April 1, 2005 (together with all amendments and other modifications, if any, from time to time thereafter made thereto), among the Purchaser, the Servicer, CompuCredit Corporation, Deutsche Bank AG, New York Branch, the Backup Servicer, the Collateral Agent, the Custodian and the Lenders and the Agents parties thereto.

“Registrar of Titles” means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

“Related Security” means, for any Receivable, all of the Seller’s right, title and interest in, to and under (i) the Financed Vehicle related to the related Contract; (ii) any Insurance Policies relating to such Financed Vehicle or to the related Obligor, (iii) all Liens and property subject thereto, if any, purporting to secure payment of such Contract, together with all financing

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statements describing any collateral securing such Contract, (iv) all guarantees, letters of credit, insurance and other agreements supporting or securing payment of such Contract, (v) all Ancillary Products related to such Contract, (vi) rights or claims against the applicable Dealer and (vii) all proceeds of the foregoing.

“Replacement Interest Rate Cap” means one or more Interest Rate Caps, which in combination with all other Interest Rate Caps then in effect, after giving effect to any planned cancellations of any presently outstanding Interest Rate Caps satisfy the Borrower’s covenant contained in Section 11.6 of the Receivables Financing Agreement to maintain Interest Rate Caps.

“Repurchase Amount” means, with respect to any Dealer Transaction Right and any related Receivable, the amount, as of the date of repurchase, equal to the greater of (x) (a) the Purchase Price paid with respect to such Dealer Transaction Right minus (b) collections in respect of principal received on or prior to the date of repurchase and (y) the product of (a) the outstanding Principal Balance thereof and (b) 100% minus the sum of (i) the Dealer Reserve Percentage on such date with respect to the Dealer which originated such Receivable and (ii) the Dealer Discount Percentage on such date with respect to such Dealer.

“Repurchased Dealer Transaction Right” means, with respect to any Collection Period, any Transferred Dealer Transaction Right relating to any Transferred Receivable which became a Repurchase Receivable during such Collection Period.

“Repurchased Receivable” means, with respect to any Collection Period, any Transferred Receivable as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Servicer, as applicable, on or before the related Determination Date and any Transferred Receivable purchased by the Servicer, the Seller or CAR pursuant to the Sale and Servicing Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Servicer, the Seller or CAR, as the case may be.

“Required Interest Rate Caps Notional Amount” means, with respect to any date of determination, the outstanding principal amount of the Advances on such date of determination.

“Required Lenders” means, at any time, (a) Noncommitted Lenders holding Advances aggregating at least 66-2/3% of all Advances then owing to Noncommitted Lenders, and (b) Committed Lenders having Commitments or, if no Commitments are in effect, Advances, aggregating at least 66-2/3% of the Facility Limit or Advances owing to Committed Lenders (as the case may be).

“Responsible Officer” means, with respect to any Person that is not an individual, the President, any Vice-President or Assistant Vice-President, the Chief Financial Officer, the Treasurer or the Controller of such Person, or any other trust officer, officer or employee having similar functions.

“Rule of 78’s Contract” means a Contract as to which payments thereunder are applied on the basis of the Rule of 78’s.

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“Sale and Assignment” means a sale and assignment delivered in connection with a sale of Receivables, substantially in the form of Schedule B to the Sale and Servicing Agreement.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of April 1, 2005(together with all amendments and other modifications, if any, from time to time thereafter made thereto), by and among the Borrower, the Seller, the Custodian and the Servicer.

“Schedule of Receivables” means the list or lists of Receivables attached as the Schedule of Receivables to each Sale and Assignment executed in connection with this Agreement, which Schedule of Receivables are incorporated by reference as Schedule A to Receivables Financing Agreement.  Each such Schedule of Receivables shall identify the Receivables which are being transferred to the Purchaser and shall set forth such information with respect to each such Receivable as the Purchaser or the Required Lenders may from time to time require.

“Scheduled Facility Termination Date” means the date that is 364 days from the Effective Date of this Agreement or such later date to which the Scheduled Facility Termination Date may be extended, if extended, pursuant to Section 2.7 of the Receivables Financing Agreement.

“Secured Parties” means, collectively, each Agent, each Lender, the Administrative Agent, the Collateral Agent, each other Affected Person and their respective successors and assigns.

“Seller” has the meaning specified in the Preamble of the Receivables Financing Agreement.

“Servicer” means CAR Servicing, in its capacity as the Servicer of the Receivables under Section 4.01 of the Sale and Servicing Agreement, and, in each case upon succession in accordance herewith, each successor Servicer in the same capacity pursuant to Section 4.01 of the Sale and Servicing Agreement and each successor Servicer pursuant to Section 8.02 of the Sale and Servicing Agreement.

“Servicer Default” means an event specified in Section 8.01 of the Sale and Servicing Agreement.

“Servicing Fee – Senior” means, with respect to any Distribution Date, the fee payable to the Servicer on a senior basis for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Percentage — Senior multiplied by the average Aggregate Net Outstanding Principal Balance of Transferred Receivables for each day during the related Collection Period.

“Servicing Fee – Subordinate” means, with respect to any Distribution Date, the fee payable to the Servicer on a subordinate basis for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Percentage – Subordinate multiplied by the average aggregate outstanding balance of Transferred Receivables for each day during the related Collection Period.

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“Servicing Fee Percentage - Senior” means ***, or, following a Servicer Default, such higher rate as may be payable at such time to a successor Servicer.

“Servicing Fee Percentage - Subordinate” means ***, or, following a Servicer Default, such higher rate as may be payable at such time to a successor Servicer.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Purchaser, the Administrative Agent and the Collateral Agent by the Servicer pursuant to Section 4.01 of the Sale and Servicing Agreement.

“Settlement Date” means, with respect to any Advance, (x) each Distribution Date or (y) the date on which the Borrower shall prepay such Advance pursuant to Section 2.6 of the Receivables Financing Agreement.

“Simple Interest Contract” means a Contract as to which interest is calculated each day on the basis of the actual principal balance of such Contract on such day.

“SL Affected Party” has the meaning set forth in Section 3.3(c) of the Receivables Financing Agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Standard Bulk Purchase Program” means the program of CAR (or a Predecessor in Interest) for purchasing Receivables which has been designated as the “Standard Bulk Purchase Program”, as more particularly described in the Credit and Collection Policy.

“Stated Facility Termination Date” means the date that is eighteen months from the Effective Date of this Agreement.

“Structured Lender” shall mean any Person whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized statistical rating organization which is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 18.11(a) of the Receivables Financing Agreement in order to maintain such rating.

“Subsequent Closing Date” means each Closing Date other than the Initial Closing Date.

“Subsidiary” means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

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“Support Facility” means any liquidity or credit support agreement with a Noncommitted Lender which relates to this Agreement (including any agreement to purchase an assignment of or participation in Notes).

“Support Party” means any other bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a Noncommitted Lender (including by agreement to purchase an assignment of or participation in Notes) under a Support Facility.  Each Committed Lender for a Noncommitted Lender shall be deemed to be a Support Party for such Noncommitted Lender.

“Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person’s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Take-Out Securitization” means (i) a financing transaction of any sort undertaken by CAR, any Affiliate of CAR, or the Borrower secured, directly or indirectly, by any Receivable which was a Transferred Receivable prior to such transaction or (ii) any auto loan or other asset securitization, secured loans, whole loan sale or similar transactions involving any Receivable which was a Transferred Receivable prior to such transaction or any beneficial interest therein.

“Taxes” has the meaning set forth in Section 5.1(b) of the Receivables Financing Agreement.

“Threatened” means, with respect to an action, Proceeding or other matter, that any demand or statement has been made (in writing or orally, if made to any of the officers or directors of a Person), or that any other event has occurred or any other circumstances exist, that would lead a reasonable person to conclude that such Proceeding or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

“Title Document” means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered.

“Total Expense Percentage” means, as of any date, the sum of (a) the Servicing Fee Percentage — Senior plus the Servicing Fee Percentage - Subordinate plus (b) the “Program Fee Rate” (as defined in the Fee Letter) plus (c) the “Usage Fee Rate” (as defined in the Fee Letter) plus (d) the rate at which fees due to the Custodian under the Custodian Fee Letter accrue (if calculated on the basis of the outstanding amount of Receivables) plus (e) the rate at which fees and expenses due to the Backup Servicer under the Backup Servicer Letter accrue (if calculated on the basis of the outstanding amount of Receivables) plus (f) the rate, if any, at which fees due to the Administrative Agent under the Administrative Agent Fee Letter accrue (if calculated on the basis of the outstanding amount of Receivables) plus (g) the rate at which fees due to the Collateral Agent under the Collateral Agent Fee Letter accrue (if calculated on the basis of the outstanding amount of Receivables).

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“Transaction Documents” means the Receivables Financing Agreement, the Notes, the Fee Letter, the Sale and Servicing Agreement, each Lockbox Agreement, each Interest Rate Cap and the other documents to be executed and delivered in connection with this Agreement.

“Transferred Dealer Transaction Right” means each Dealer Transaction Right related to a Transferred Receivable.

“Transferred Receivable” means each Receivable which appears on any Schedule of Receivables at any time hereafter submitted to the Borrower pursuant to the Sale and Servicing Agreement relating to a Dealer Transaction Right purchased by the Borrower or a contribution to the capital of the Borrower.  Once a Receivable appears on any such Schedule of Receivables it shall remain a Transferred Receivable; provided, however, that any Transferred Receivable shall not be a “Transferred Receivable” after such Transferred Receivable or the related Dealer Transaction Right is released from the Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant hereto.

“Transfer Request” has the meaning set forth in Section 13.4 of the Receivables Financing Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“United States” means the United States of America.

“Unmatured Facility Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.

“Unmatured Servicer Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Default.

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President,” who is a duly elected officer of such Person.

“VLAP Program” means the program of CAR (or a Predecessor in Interest) for purchasing Receivables which has been designated as the “Victory Lane Approval Program” or “VLAP Program”, as more particularly described in the Credit and Collection Policy.

“WFB” means Wells Fargo Bank, National Association, a national banking association.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances outstanding during such period as provided for in Article III of the Receivables Financing Agreement.

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